UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  May 13, 2010
rVue Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

333-158117	94-3461079
(Commission File Number)	(IRS Employer Identification No.)

900 S.E. Third Avenue, 3rd Floor, Fort Lauderdale, Florida	33316
(Address of Principal Executive Offices)	(Zip Code)

954-525-6464
(Registrant's Telephone Number, Including Area Code)

1516 E. Tropicana Ave., Suite 155 Las Vegas, NV 89119
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

RVUE HOLDINGS, INC.

TABLE OF CONTENTS

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 29, 2010, we filed an Amended and Restated Certificate of Incorporation to, among other things, (1) change our name from “Rivulet International, Inc.” to “Rvue Holdings, Inc.” (the “Company”), and (2) increase the number of authorized shares of capital stock from 75,000,000 shares to 150,000,000 shares, divided into two classes: 140,000,000 shares of common stock, par value $.001 per share (the “Common Stock”), and 10,000,000 shares of “blank check” preferred stock, par value $.001 per share (the “Preferred Stock”).

On March 29, 2010, we declared a stock dividend whereby each stockholder of record on April 8, 2010 received a dividend of an additional 11.25490196078 shares of Common Stock for every one share of Common Stock which they owned.

The Transaction

On May 13, 2010, we acquired all of the issued and outstanding capital stock and the business of rVue, Inc., a Delaware corporation ("rVue Inc.") from Argo Digital Solutions, Inc., a Delaware corporation ("Argo"), as well as any and all assets related to the rVue business held by Argo, pursuant to an asset purchase agreement, dated as of May 13, 2010 (the "Asset Purchase Agreement"), by and between Argo, rVue, Inc. and the Company (the “Transaction”).

Pursuant to the terms and conditions of the Asset Purchase Agreement:

•	At the closing of the Transaction, we acquired the assets from Argo for the consideration of 12,500,000 shares of the Company's Common Stock.

•
Following the closing of the Transaction, we issued 32 Units in a Private Placement, each unit consisting of 125,000 shares of the Company's Common Stock for $25,000 per unit ("Unit"), for an aggregate purchase price of $800,000.  All of the shares issued in the Private Placement are subject to a registration rights agreement under which we are obligated to seek registration of such shares within 180 days of the final closing date of the Private Placement.

•
In March 2010 and April 2010, in contemplation of the Transaction, rVue, Inc. entered into a series of bridge loans in the aggregate amount of $205,000 (the “Bridge Notes”). In conjunction with the closing of the Transaction, on May 13, 2010 all of the Bridge Notes were converted into an aggregate of 1,348,730 shares of our Common Stock on the same terms and conditions of other investors. The 1,348,730 shares includes the issuance to each lender, without further consideration, shares of Common Stock equal to 30% of the note principal plus accrued but unpaid interest.

•
Upon the closing of the Transaction:  (i) Vladimir Vysochin resigned as our sole director and an officer, (ii) Mark Tolstoi resigned as our secretary and, (iii) a new board of directors and new officers were appointed. The new board of directors consists of Jason M. Kates, Richard J. Sullivan and Robert Chimbel.

•
Immediately following the closing of the Transaction and the Private Placement, under an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Conveyance Agreement”), we also transferred all of our pre-Transaction assets and liabilities to our wholly-owned subsidiary, Rivulet International Holdings, Inc. (“SplitCo”). Thereafter pursuant to a stock purchase agreement (the “Stock Purchase Agreement”), we transferred all of the outstanding capital stock of SplitCo to certain of our stockholders in exchange for the cancellation of 36,764,706 shares of our Common Stock (the “Split-Off”), with 6,250,000 shares of Common Stock held by persons who were stockholders of ours prior to the Transaction remaining outstanding. These 6,250,000 shares constitute our “public float” and are our only shares of registered Common Stock and accordingly are our only shares available for resale without further registration.

The foregoing description of certain changes to our Certificate of Incorporation, the Transaction and the Split-Off does not purport to be complete and is qualified in its entirety by reference to the complete text of (i) the Amended and Restated Certificate of Incorporation, which is filed as Exhibit 3.1 hereto, (ii) the Asset Purchase Agreement, which is filed as Exhibit 2.1 hereto, (iii) the Conveyance Agreement, which is filed as Exhibit 10.6 hereto, and (iv) the Stock Purchase Agreement, which is filed as Exhibit 10.7 hereto, each of which is incorporated herein by reference.

The foregoing description of the Private Placement does not purport to be complete and is qualified in its entirety by reference to the complete text of the (i) Form of Subscription Agreement, which is filed as Exhibit 10.1 hereto, and (ii) Form of Registration Rights Agreement, which is filed as Exhibit 10.2 hereto, each of which is incorporated herein by reference.

Following (i) the closing of the Transaction, (ii) the closing of the Private Placement for $1,005,000, including the conversion of $205,000 of Bridge Notes, and (iii) the cancellation of 36,764,706 shares in the Split-Off, there were 24,898,730 shares of common stock issued and outstanding. 18,750,000, or 75.3%, of such issued and outstanding shares were held by Argo and the former stockholders of Rvue Holdings, Inc., 5,348,730, or 21.5%, were held by the investors in the Private Placement and the Bridge Note holders who elected to convert their loans, and 800,000 shares, or 3.2%, which were issued to certain investor relations professionals for services to be rendered in the future. The foregoing percentages do not include 3,750,000 shares of Common Stock reserved for issuance under our 2010 Equity Incentive Plan (the “2010 Plan”).

The following table represents the capitalization of the Company after the completion of the Transaction and the other transactions described herein.

Rvue Holdings, Inc. Capitalization:
Name	Shares	Percent
Argo Digital Solutions, Inc. (1)	12,500,000	50.2%
Bridge Note Conversions ($205,000) (2)	1,348,730	5.4%
Private Placement Investors and Company Shareholders	10,250,000	41.2%
Investor Relations	800,000	3.2%
Total	24,898,730	100.0%

2010 Equity Incentive Plan (3)	3,750,000
Total Fully Diluted	28,648,730

(1)
Shares of Common Stock issued to Argo Digital Solutions, Inc. at the closing of the Transaction to acquire the rVue business.  Such shares may be distributed to the shareholders of Argo in accordance with a plan of liquidation of Argo after satisfaction of debts and liabilities of Argo.  Jason Kates, our CEO, Richard Sullivan, our Chairman, and David Loppert, our CFO have the right to acquire approximately 36%, 28% and 3%, respectively, of the shares distributed by Argo after satisfaction of claims.

(2)	Includes 1,332,500 shares of Common Stock issued in exchange for Bridge Notes (plus 16,230 shares of Common Stock issued in exchange for accrued but unpaid interest on the Bridge Notes).

(3)
Represents approximately 15% of the Company’s outstanding Common Stock that has been reserved for issuance under the 2010 Equity Incentive Plan adopted by the Company.  On May 13, 2010, the board of directors of the Company authorized an aggregate of 2,512,500 option grants to officers, directors and employees of the Company at exercise prices of $.20 and $.22.

Neither we nor rVue, Inc. had any outstanding options or warrants to purchase shares of capital stock immediately prior to the closing of the Transaction. Prior to the closing of the Transaction, our sole director and majority stockholder adopted the 2010 Equity Incentive Plan and reserved 3,750,000 shares of Common Stock for issuance as awards to officers, directors, employees, consultants and others. Upon the closing of the Transaction, the Company granted options under the 2010 Equity Incentive Plan to purchase an aggregate of 2,512,500 shares of our Common Stock to a total of 16 individuals. Each of the options expires 10 years from the award and has an exercise price of either $0.20 or $0.22 per share. The recipients of the options received awards in recognition of services and to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and directors, and to promote the long-term success of our business and to link participants’ directly to stockholder interest through increased stock ownership and include: (i) Jason Kates, who received options to purchase 1,000,000 shares of Common Stock, and (ii) David Loppert, who received options to purchase 500,000 shares of Common Stock, each of whom was an executive officer of Argo and rVue, Inc. prior to the Transaction and of the Company following the Transaction.

The shares of our Common Stock issued to Argo in connection with the Transaction, and the shares of our Common Stock issued in the Private Placement, were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act and Regulation D promulgated thereunder. These securities may not be transferred or sold absent registration under the Securities Act or an applicable exemption therefrom.

Use of Proceeds from Private Placement.  After deducting estimated Private Placement expenses, including the exchange of $205,000 of Bridge Notes into Units sold at a rate of 1.3 shares of our common stock, we received net proceeds of $985,430 from the sale of units in the Private Placement, which we intend to use for general working capital. Our management will have discretion and flexibility in applying the net proceeds of the Private Placement. Pending any uses, we intend to invest the net proceeds from the Private Placement in short-term, interest bearing, investment grade securities or in federally insured bank or money market instruments and deposits.

Changes to the Business. We intend to carry on the business of rVue as our sole line of business. Upon closing of the Transaction, we relocated our executive offices to 900 S.E. Third Avenue, 3rd Floor, Fort Lauderdale, FL 33216.  Our telephone number is (954) 525-6464.

The Transaction was approved by the holders of a majority of the outstanding shares of Argo’s common stock by a majority of shareholders acting by written consent dated March 21, 2010. Jason Kates, one of our directors and our President and Chief Executive Officer, and Richard Sullivan, our Chairman, together controlled a majority of the outstanding shares of common stock of Argo and acted by written consent to approve the Transaction.

Changes to the Board of Directors and Executive Officers. Upon the closing of the Transaction, each of the directors of the Company resigned and Jason Kates, Richard Sullivan and Robert Chimbel were appointed as directors of the Company. In addition, upon the closing of the Transaction, each of the officers of the Company resigned and Jason Kates, David Loppert, Dawn Rahicki and Jay Wilson were appointed as the officers of the Company.

Our board of directors consists of three people.  The number may be fixed from time to time by the board or our stockholders. A vacancy on our board of directors may be filled by the vote of a majority of the directors holding office. All directors hold office for one-year terms until the election and qualification of their successors. Officers are appointed by the board of directors and serve at the discretion of the board.

Accounting Treatment

The Transaction is being accounted for as a reverse recapitalization of rVue, Inc. For accounting and financial reporting purposes rVue, Inc. is the acquiror and the Company is the acquired company.  The Company succeeded to the business of rVue, Inc. and following the completion of the Transaction and Private Placement, disposed of its pre-merger assets. Consequently, the assets and liabilities and the operations that will be reflected in the historical financial statements of the Company prior to the closing of the Transaction will be those of rVue, Inc., and the consolidated financial statements after completion of the purchase and closing will include the assets and liabilities of the Company and rVue, Inc., historical operations of rVue, Inc. and operations of the Company from the closing date of the Transaction.

Tax Treatment; Small Business Issuer.

The Transaction is intended to constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), or such other tax free reorganization exemptions that may be available under the Code. The Split-Off will result in taxable income to the Company in an amount equal to the difference between the fair market value of the assets transferred and the Company’s tax basis in the assets. Any gain recognized, to the extent not offset by the Company’s net operating losses carry-forwards, if any, will be subject to federal and state income tax at regular corporate income tax rates.

Following the Transaction, the Company will continue to be a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K, as promulgated by the SEC.

Lock-Up Agreements.

All shares of Common Stock of the Company received in the Transaction by Argo, and any shares received by Jason Kates, Richard Sullivan or David Loppert after the closing of the Transaction, will be subject to lock-up agreements with the Company. The lock-up agreements provide that the holder may not sell or transfer any of their shares for the earlier of (1) a period of 12 months following the Transaction, and (2) until such time as Paradox Capital Partners LLC has consented. The foregoing description of the lock-up agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Form of Lock-Up Agreement, which is filed as Exhibit 10.3 hereto and which is incorporated herein by reference.

Registration Rights.

We have agreed to file a "resale" registration statement with the Securities and Exchange Commission ("SEC") covering all shares of Common Stock included within the Units sold in the Private Placement as well as the shares underlying the placement agent warrants, if any, on or before the date which is 90 days after the final closing date of the Private Placement or the termination date of the Private Placement, whichever occurs later (the "Filing Deadline"). We will maintain the effectiveness of the "resale" registration statement from the effective date through and until twelve (12) months after the closing date, unless all securities registered under the registration statement have been sold or are otherwise able to be sold pursuant to Rule 144.  We have agreed to use commercially reasonable efforts to have such "resale" registration statement declared effective by the SEC as soon as possible and, in any event, within 180 days after the final closing date of the Private Placement or the Termination Date, whichever occurs later (the "Effectiveness Deadline").  The Termination Date of the Private Placement is defined as the earlier of: (i) June 30, 2010, or such later date, which shall be no later than up to thirty (30) days thereafter, to which the Company, in its sole discretion, may extend the Private Placement; and (ii) such earlier date as of which the Company terminates the Private Placement in its sole discretion.

The Company is obligated to pay to investors in the Private Placement a fee of 1% per month of the investors' investment, payable in cash, up to a maximum of 10%, for each month, pro rata in the event of periods less than thirty (30) days: (i) in excess of the Filing Deadline that the registration statement has not been filed; and (ii) in excess of the Effectiveness Deadline that the registration statement has not been declared effective; provided, however, that the Company shall not be obligated to pay any such liquidated damages if the Company is unable to fulfill its registration obligations as a result of rules, regulations, positions or releases issued or actions taken by the SEC pursuant to its authority with respect to "Rule 415", provided the Company registers at such time the maximum number of shares of Common Stock permissible upon consultation with the staff of the SEC.

The foregoing description of the Registration Rights does not purport to be complete and is qualified in its entirety by reference to the complete text of the Form of Registration Rights Agreement, which is filed as Exhibit 10.2 hereto and which is incorporated herein by reference.

Shares Received by Argo in the Transaction

In the event that Argo or Argo Digital Solutions Liquidating Trust, or any subsequent individuals or entities to whom such shares are distributed, desire to sell or dispose of such shares for a period of 1 year after the closing of the Transaction, such person must provide the Company with at least 10 days prior written notice of such intention, during which time the Company or its designees will have the right to direct such sales be made in one of more transactions through brokers or dealers who will endeavor to sell such shares in block transactions or other orderly fashion, such as in an underwritten or other offering.

Description of Our Company

The Company was incorporated in the State of Nevada on November 12, 2008 for the purpose of exporting new and used cars from North America to the Far East and Siberian regions of Russia. On March 29, 2010 we (1) declared a stock dividend of 11.25490196078 shares of Common Stock, and (2) amended and restated our certificate of incorporation in order to, among other things, change our name to Rvue Holdings, Inc., increase our authorized shares of Common Stock, and authorize a class of “blank check” preferred stock. Immediately following the Transaction and the Private Placement, our pre-Transaction assets and liabilities were disposed of pursuant to the Split-Off.

rVue is an advertising exchange that connects advertisers and advertising agencies with digital signage.  We provide an online, Internet Protocol ("IP") based advertising exchange that connects advertisers and advertising agencies with Digital Out-Of-Home ("DOOH") media or networks, that allows them to create and display digital media advertising campaigns in a targeted manner.  Effective as of September 15, 2009, Argo contributed certain assets and liabilities to a newly formed Delaware corporation, rVue, Inc., and launched the rVue business in order enable rVue's management team to focus on developing the rVue business operations and attract capital investment in the rVue Inc. business.  As of May 2010, 49 networks comprising 180,000 screens representing the top 50 Designated Market Area's ("DMA's") were accessible through the exchange and relationships with over 10 advertising agencies.  In addition, we have licensed our technology to LEVOIP Corporation for a network of up to 50,000 DOOH screens in Italy and under a contract for 3,000 screens with PosteCom SpA, the Italian Post Office, from which we expect to derive significant license revenue commencing in late 2010.  LEVOIP will generate revenues from three sources; one-time initial site commissioning fees for first-time sites, recurring monthly license fees at a fixed dollar per site for each month a site utilizes the software, and, most significantly, from advertising revenues wherein we receive 25% of the advertising monies generated by the LeVOIP network.  We also provide content production and technical services to Accenture, AutoNation, Inc., and Mattress Firm under contractual arrangements.

As a result of the Transaction, rVue, Inc. became a wholly-owned subsidiary of the Company and the Company succeeded to the business of rVue as its sole line of business.

Description of Our Business

As used in this Current Report on Form 8-K, unless the context otherwise requires, all references to "we", “our” and "us" for the periods prior to the closing of the Transaction refer to rVue, Inc., as a privately owned company, and for periods subsequent to the closing of the Transaction refer to the Company and its subsidiaries (including rVue, Inc.).

Overview

rVue is an advertising exchange that connects advertisers and advertising agencies with digital signage.  We provide an online, Internet Protocol ("IP") based advertising exchange that connects advertisers and advertising agencies with Digital Out-Of-Home ("DOOH") media or networks, that allows them to create and display digital media advertising campaigns in a targeted manner.  Effective as of September 15, 2009, Argo contributed certain assets and liabilities to a newly formed Delaware corporation, rVue, Inc., and launched the rVue business. We simultaneously entered into a Contribution and Separation Agreement with Argo.  As of March 2010, 49 networks comprising 180,000 screens representing the top 50 Designated Market Area's ("DMA's") were accessible through the exchange and relationships with over 10 advertising agencies.  During the month of February 2010, over 10 advertisements, or "impressions", were originated through our ad exchange.  In addition, we have licensed our technology to LEVOIP Corporation for a network of up to 50,000 DOOH screens in Italy and under a contract for 3,000 screens with PosteCom SpA, the Italian Post Office, from which we expect to derive significant license revenue commencing in late 2010.  LEVOIP will generate revenues from three sources; one-time initial site commissioning fees for first-time sites, recurring monthly license fees at a fixed dollar per site for each month a site utilizes the software, and, most significantly, from advertising revenues wherein we receive 25% of the advertising monies generated by the LeVOIP network.  We also provide content production and technical services to Accenture, AutoNation, Inc., and Mattress Firm under contractual arrangements.

Our Products

We offer an advertising exchange for DOOH locations.  We provide an Internet accessible system for DOOH networks to receive display advertising to be shown on their installed base of digital media displays and for advertisers and advertising agencies to manage and control the display of programming and advertising.  Our products allow programming and advertising to be customized for display in specific venues, at specific times, and for demographic targeting.  We provide the tools for advertisers and advertising agencies to customize campaigns for details as specific as location, customer preference, product availability, current events and other retailer needs.  Broadband technology, integrated with our proprietary software, enables us to add, delete or rotate programming segments in real-time via broadband and to verify network statistics necessary to monitor advertising on the networks and assist in evaluating the performance or refinements required for an advertising campaign in real time.

We launched rVue in September 2009.  As of May 2010, 49 networks comprising 180,000 screens representing the top 50 DMA's were accessible through rVue and 380 screens at post offices and train station locations in Italy, were utilizing our technology.  We intend to continue to develop relationships with networks outside the United States to license our technology.

We believe that consumers who are mobile are increasingly difficult to reach via traditional analog media platforms such as television, print and radio.  Interaction with these consumers via multiple DOOH platforms has advantages.  Advertisers desire, for example, to send pre-programmed, customized messages to specific geographic or demographic targets throughout the life of an advertising campaign.  This can be achieved via the Internet, and we believe will increasingly be achieved through digital displays located along roadsides, on trains and buses and train platforms and bus stations, in elevators, in government offices, schools, restaurants and bars.  All of these DOOH platforms are aggregated for advertiser and advertising agencies via rVue.

Similar models have been successfully deployed in the Internet ad exchange platforms, through Internet ad networks and exchanges that utilize similar services to sell banner and other advertising by websites and Internet publishers with excess inventory to monetize their assets.  For example, Yahoo's Right Media Exchange leverages Yahoo's advertisers to assist publishers in monetizing available Internet advertising inventory.  Our services provide a digital advertising solution that streamlines the process of planning, buying and optimizing display advertising on DOOH digital out of home display networks.  rVue is designed to simplify the process of buying and selling digital display ads while connecting all the market players — networks, advertisers, agencies, partners and developers — from a unified platform to do business more efficiently and effectively.

Under contractual arrangements with Accenture, AutoNation, Inc., and Mattress Firm, we also provide content production and technical services on a monthly basis for a fixed monthly payment resulting in total monthly revenue of approximately $40,000.  Under these contracts, content production we provide includes the custom creation of informational spots, typically thirty seconds in length, for display on the clients network.  Technical services include network monitoring, troubleshooting and maintenance, among other services.

Targeting Specific Consumer Demographics
rVue allows the advertiser to specify geography and/or demography – for example, females and males aged 21-34, college educated with annual income greater than $50,000.  Unlike network TV or cable, the advertiser can transmit the message to individually addressable screens, digital image displays in elevators, digital billboards, and, in the future, mobile phones.  Outlets can be selected by detailed criteria.

The advertising clips that are deployed through rVue differ from the 30-60 second spots familiar to the broadcast TV audience.  Much shorter in length, they utilize the look and feel of Internet flash media that is current, immediate and compelling.  Brand cues in these short form advertisements cause the customer to immediately identify the product (e.g. Jerry Seinfeld and American Express, Clydesdales and Anheuser Bush) and quickly orient toward the ad's message.  The new spots are different from traditional television and radio commercials as fewer and fewer buyers are actually sitting still for paid advertising in these days of subscriber radio, premium cable channels and the use of digital video recorders.  Digital media has color, motion and vibrancy that grabs attention and demands notice.

Our "auction" approach
As a part of our offerings, advertisers may choose destinations directly or submit a campaign ad budget which rVue uses to launch a real time auction-style offer in which networks can reverse-bid their available inventory for the campaign.  This allows for efficiency of the media placement and ad buy and ready disposition of premium and remnant inventory by networks.

Creative Services
We utilize state-of-the-art high-definition facilities with fully-provisioned digital edit suites, a live recording studio and thousands of hours of professionally produced video and animation from our archive.  We offer our customers solutions that span from concept to completion.  We work with our customers to develop a strategic plan for their DOOH environment, including creating custom-produced content, procurement and installation of equipment, automated broadcasting and analytics.

Market
Total U.S. Advertising expenditures are expected to grow at an average annual rate of over five percent to reach $263 billion by 2012, up from $218 billion in 2008, as estimated by Veronis Suhler Stevenson ("VSS").  Growth will be fueled by spending in alternative advertising channels, including DOOH, Internet, and mobile, as the effectiveness of traditional methods such as television, radio, newspapers and magazines continues to wane, particularly as a result of consumers' increasing reliance on new digital media for information and entertainment.

The DOOH media sector is one of the fastest growing advertising segments in the U.S.  This sector enables advertisers to engage target consumers in captive locations during their daily routines through video advertising networks, digital billboards and ambient ad platforms. The media platforms are further categorized by various venues and locations, including theaters, retail, offices, entertainment, transit, universities, roadside, and on various objects.  We do not own any networks or displays.  Instead, we rely on network companies connected to our platform who install and manage the physical digital signage.

PQ Media, in their Global Digital Out-of-Home Media Forecast 2009-2014, estimates that the DOOH media industry is expected to grow 2% to $2.47 billion in 2009, from a compound annual growth rate ("CAGR") of 16.4% annually from 2004 to 2009. Spending on DOOH in the U.S. market is expected to increase by 6.2% in 2010 to reach $2.62 billion, and is expected to post annual double digit gains beginning in 2012, with a CAGR of 9.4% from 2009 to 2014.  U.S. spending on video advertising networks, the largest segment, is on track to reach $1.40 billion in 2009, and increase by 5.7% in 2010. Digital billboards remain the fastest-growing segment, with spending climbing to $502 million in 2009, an increase of 9.1% in 2009 with an expected growth of 13.2% in 2010. Ambient ad platforms held constant in 2009 reaching $563 million in 2009.

Despite decelerating growth in 2009, the DOOH market outperformed almost all other advertising media, particularly traditional media such as newspapers, television and radio, which fell at double-digit rates.  The strong growth in DOOH spending from 2004 to 2009 can be attributed to such positive trends as consumers spending more time outside the home, the migration of ad dollars from traditional advertising to alternative media and declining technology costs.  In addition, improvements in metrics led by the Out-of-Home Video Advertising Bureau (OVAB) has led to increased advertiser acceptance of the medium.

Traditional media still accounts for over 90 percent of advertising budgets in the U.S. Specifically, DOOH media is forecasted to represent only four percent of total U.S. advertising expenditures by 2011, compared to only three percent in 2006 according to VSS.  With declining interest in traditional media, DOOH media presents a significant opportunity.

Advertisers and Agencies
rVue provides one central conduit for advertiser and agency DOOH needs. Once an advertiser or agency has determined the specific market they wish to target, rVue simplifies the complexities of a media buy. Using rVue's web-based interface, advertisers and agencies pick the audience that they would like to reach, submit a bid and upload their video content to rVue's servers via the Internet. We review the uploaded content to ensure quality control.  Once an outlet accepts the offer, they add the advertisement to their systems using a simple playlist-like interface. Content is then streamed via the Internet directly to the outlets' servers and screens. Once the advertisement is running, advertisers and agencies have access to reporting tools through the rVue website. rVue's automated progress reports provide fully-featured analytics and proof of playback, so every broadcast is accounted for.

Networks
rVue is an IP-based addressable advertising exchange that connects to any network's digital signage to promote its business and sell advertising to outside companies.  Affiliated networks provide specific information, usually audited by one of the leading media and market research firms such as Nielson Media Research or Arbitron, covering locations, number of screens, type of technology, demographics (i.e., age and sex of the audience) and the nature of the venue (i.e. retail, sports event, movie theater, etc.) and as advertisers enter campaigns and submit bids each selected network will be offered the opportunity to accept some or all of the bid.

rVue makes loading content onto an existing system as easy as copying music onto an MP3 player. Networks can click, drag and drop the content to create a playlist combining in-house commercials with outside advertising, they can change the order just like a mix, or choose a playlist of preselected video segments ready-made for their industry. rVue enables network aggregators to manage multiple locations with separate playlists for each. Networks may schedule ads for different days and times and preview their playlist in their browser, exactly as it will appear on their digital signage.

Revenue
We earn revenue in three broad categories:

Advertising revenue.  We earn revenue from advertisers and agencies for placing advertising with networks through rVue.  We earn a percentage of the advertising dollars spent on campaigns, which varies based upon the level of targeting, reporting and other assistance we provide.

Programming and production revenue.  We earn revenue for producing programming in our studios or with outside services.

License fees and royalties.  We license our technology to third parties, including DOOH networks.  We have granted an exclusive license for the use of our technology in Italy.  We have licensed our technology to LEVOIP Corporation for a network of up to 50,000 DOOH screens in Italy and under a contract for 3,000 screens with PosteCom SpA, the Italian Post Office, from which we expect to derive significant license revenue commencing in late 2010.

In addition, we earn revenue under contracts pursuant to which we provide content production and technical services to our clients.

Competition
We face competition from traditional media and advertising, as well as other aggregators of DOOH networks.  Aggregators, such as SeeSaw and Adcentricity, and network operators, such as Arena Media Networks, and other brokers and agencies who contract directly with individual DOOH networks, also compete with us.  In addition, networks maintain internal sales forces and advertisers may seek out networks and purchase or place ad content directly.

Our service differs, however, in that we offer an on-line marketplace where advertisers and agencies can place content on multiple networks. Our auction based system efficiently guides advertisers and networks to the best price at which an advertiser is willing to pay for a campaign and at which a network is willing to air such campaign.

We distinguish our product line from our competitors' offerings by being a "one-stop shopping" source for our customers.  Many competitors in our markets offer a far narrower choice of services than we offer.  For example, some content providers deliver their own content, while we offer the content of multiple providers.  We provide Application Programming Interfaces ("API's") to connect our technology to other platforms and the proprietary operating systems that a client network may need to utilize rVue.  We strive to meet every customer's needs at every level and partner with them across product lines and extensions.

Patents, Trademarks, and Licenses
Our policy is to be globally compliant with intellectual property rights.  Advertisers and agencies are contractually obligated to advise us when they upload content for airing on rVue for which they do not hold distribution rights.  We rely on our advertisers to ensure that the content that they upload to rVue does not infringe on the intellectual property rights of others.  It is our intention to use proceeds from the Transaction to pursue additional patents and trademarks.

Regulation
Governments and regulatory authorities in some jurisdictions in which our affiliated networks or in which advertiser or agency content originates may impose rules and regulations requiring licensing for distribution of content over the Internet.

Regulatory schemes can vary significantly from country to country.  We may be subject to broadcasting or other regulations in countries from which we have affiliated networks or from which our advertisers or agencies upload their content to rVue and may not be aware of those regulations or their application to rVue.  Further, governments and regulatory authorities in many jurisdictions regularly review their broadcasting rules and policies, including the application of those rules and policies to new and emerging media.

Traditional over-the-air and cable television broadcasting businesses are generally subject to extensive government regulation and significant regulatory oversight in most jurisdictions in which they operate.  Regulations typically govern the issuance, amendment, renewal, transfer and ownership of over-the-air broadcast licenses, cable franchise licenses, competition and cross ownership and sometimes also govern the timing and content of programming, the timing, content and amount of commercial advertising and the amount of foreign versus domestically produced programming.  In many jurisdictions, including Canada and the United States, there are also significant restrictions on the ability of foreign entities to own or control traditional over-the-air television broadcasting businesses.  We are not aware of any regulations in any of the jurisdictions in which our affiliated networks operate that would require us to be licensed to distribute content over the public Internet.

Governments and regulatory authorities in some jurisdictions in which our subscribers reside may impose rules and regulations affecting the content distributed over the Internet.

While we are not aware of any proposed regulatory initiatives regulating the transfer of content over the Internet in any of the jurisdictions in which we operate, we cannot assure you that regulations or orders will not be amended in the future in a manner that requires us to modify or block content in particular jurisdictions in order to continue distributing our clients' content to our affiliated networks in those jurisdictions or that otherwise affects our operations in a materially adverse manner.

Our business may be adversely affected by foreign import, export and currency regulations and global economic conditions. Our future development opportunities partly relate to geographical areas outside of the United States.  There are a number of risks inherent in international business activities, including government policies concerning the import and export of goods and services, costs of localizing products and subcontractors in foreign countries, costs associated with the use of foreign agents, potentially adverse tax consequences, limits on repatriation of earnings, the burdens of complying with a wide variety of foreign laws, nationalization and possible social, labor, political and economic instability. There can be no assurance that such risks will not adversely affect our business, financial condition and results of operations.

Properties
We do not lease any property; however we occupy approximately 5,500 square feet of space leased by Argo for which, since January 1, 2010, we pay Argo $13,489 per month.  Argo leases approximately 21,425 square feet of office space, at 900 SE 3rd Avenue, Fort Lauderdale, Florida 33316 pursuant to a ten (10) year lease terminating on July 31, 2010.

Employees
As of May 13, 2010, we employed nine full-time employees and three part-time employees.  We have no collective bargaining agreements and believe our relations with our employees are good.

Legal Proceedings
We are not involved in any pending legal proceeding or litigations and, as far as we are aware, no governmental authority is contemplating any proceeding to which we are a party or to which any of our properties is subject, which would reasonably be likely to have a material adverse effect on the Company.

Forward Looking Statements

This Current Report on Form 8-K and other written and oral statements made from time to time by us may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address our growth strategy, financial results and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Report is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not assume any obligation to update any forward-looking statement. As a result, investors should not place undue reliance on these forward-looking statements.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

This discussion should be read in conjunction with the other sections of this Current Report on Form 8-K, including “Risk Factors,” “Description of Our Business” and the accompanying financial statements and related notes in Item 9.01 – "Financial Statements and Exhibits". As discussed in Note 1 to our annual financial statements, our ability to continue as a going concern is dependent upon our ability to meet our financing requirements, complete the Transaction and corresponding equity investment, and the future success of our operations.  Our plans concerning these matters are also discussed in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Report as well as other matters over which we have no control. See “Forward-Looking Statements.” Our actual results may differ materially.

Overview

rVue is an advertising exchange that connects advertisers and advertising agencies with digital signage.  We provide an online, Internet Protocol ("IP") based advertising exchange that connects advertisers and advertising agencies with Digital Out-Of-Home ("DOOH") media or networks, that allows them to create and display digital media advertising campaigns in a targeted manner.  Effective as of September 15, 2009, Argo contributed certain assets and liabilities to a newly formed Delaware corporation, rVue, Inc., and launched the rVue business, in order enable rVue's management team to focus on developing the rVue business operations and attract capital investment in the Rvue Inc. business.  As of May 2010, 49 networks comprising 180,000 screens representing the top 50 Designated Market Area's ("DMA's") were accessible through the exchange and relationships with over 10 advertising agencies.  In addition, we have licensed our technology to LEVOIP Corporation for a network of up to 50,000 DOOH screens in Italy and under a contract for 3,000 screens with PosteCom SpA, the Italian Post Office, from which we expect to derive significant license revenue commencing in late 2010.  LEVOIP will generate revenues from three sources; one-time initial site commissioning fees for first-time sites, recurring monthly license fees at a fixed dollar per site for each month a site utilizes the software, and, most significantly, from advertising revenues wherein we receive 25% of the advertising monies generated by the LeVOIP network.  We also provide content production and technical services to Accenture, AutoNation, Inc., and Mattress Firm under contractual arrangements.

Results of Operations

The following table sets forth, for the period from September 15, 2009 (inception) to December 31, 2009, and for the three month period ended March 31, 2010, the percentage relationship to total revenue of line items in our statement of operations.

	December 31, 2009	March 31, 2010
	%	%
Revenue	100.0	100.0
Cost of Revenue	15.0	26.1
Gross Profit	85.0	73.9
Selling, general and administrative expenses	50.4	108.7
Depreciation and amortization	4.2	9.1
Income from Operations	30.4	(43.9)
Interest expense	0.3	0.4
Income before Income Tax Expense	30.1	(44.3)
Income Tax Expense	14.7	0.0
Net income	15.4	(44.3)

For accounting purposes the acquisition of rVue, Inc. by rVue Holdings, Inc. has been treated as a recapitalization of rVue Inc. as the acquirer (reverse recapitalization).  The historical financial statements of rVue, Inc. became those of the Registrant. rVue, Inc. (the Accounting Acquirer) commenced business operations on September 15, 2009 and has no comparative operating history for the similar period in 2008 of for the quarter ended March 31, 2009.  Accordingly no comparable discussion is presented.

Period from September 15, 2009 (inception) through December 31, 2009

Revenue for the period was $96,360, of which $46,360 was from license fees and $50,000 was from network and administrative services.  Cost of revenue was $14,491 and gross profit was $81,869.  Selling general and administrative expenses were $48,575, and major components included $27,424 of payroll and benefits, $8,750 of facility expenses and $11,183 of office support and supply expenses. Depreciation and amortization was $4,029, interest expense was $249, income tax expense was $14,211 and net income was $14,805.

The Company’s results of operations for the period ended December 31, 2009 did not contain any unusual gains or losses from transactions not in the Company’s ordinary course of business.

Three Months Ended March 31, 2010

Revenue for the period was $144,655, of which $21,980 was from license fees and $122,675 was from network and administrative services.  Cost of revenue for was $37,777 and gross profit was $106,878.  Selling general and administrative expenses were $157,261, and major components included $111,854 of payroll and benefits, $19,666 of facility expenses, $5,913 of communication expenses, $11,068 of accounting and auditing fees and $5,136 of office support and supply expenses.  Depreciation and amortization was $13,221, interest expense was $602 and net loss was $64,206.

The Company’s results of operations for the quarter ended March 31, 2010 did not contain any unusual gains or losses from transactions not in the Company’s ordinary course of business.

Liquidity and Capital Resources

December 31, 2009

At December 31, 2009 we had a working capital deficit of $22,436. Net cash provided by operating activities for the period from September 15, 2009 (inception) to December 31, 2009 was $59,325.  The cash provided by operating activities during this period was as a result of the net income, increases in accounts payable and accrued liabilities, income tax liability assumed by parent, contributed facilities usage and depreciation.  Net cash used in investing activities was $57,113 and were disbursements for software development.  Net cash used in financing activities was $2,035 and was for payment of capital lease obligations.

March 31, 2010

At March 31, 2010 our working capital deficit was $107,840. Net cash used by operating activities for the three months ended March 31, 2010 was $47,290.  The cash used by operating activities during this period was as a result of the net loss, increases in accounts receivable, accounts payable and accrued liabilities, and depreciation.  Net cash used in investing activities was $34,419 and were disbursements for software development.  Net cash provided by financing activities was $102,894, of which $105,000 was from proceeds from borrowings reduced by the payment of capital lease obligations.

We do not believe that cash generated from operations alone will be sufficient to meet our cash requirements in the next 12 months.  We will need to raise additional funds to finance operations and the continued development of rVue, and we may need to raise additional funds to finance unanticipated working capital requirements or to acquire complementary businesses.  Between April 1, 2010 and April 30, 2010, we received additional bridge loans totaling $100,000.

Cash Flows
Our business is still in the early stages, having commenced operations on September 15, 2009.  As of December 31, 2009 and March 31, 2010, we had cash and cash equivalent balances of $117 and $21,302, respectively.  Since our inception through December 31, 2009 we generated net income of $14,805, and for the three months ended March 31, 2010 we incurred a net loss of $64,206 resulting in an accumulated deficit of $49,401 at March 31, 2010.  We expect to incur losses for the next six months as we roll out rVue.  There is no guarantee that we will ultimately be able to generate sufficient revenue or reduce our costs in the anticipated time frame to maintain profitability and have sustainable cash flows.

We do not have a line of credit facility and have relied on short term borrowings and the sale of common stock to provide cash to finance our operations.  We believe that we will need to raise additional capital in 2010 to sustain our operations.  We plan to seek equity financing to provide funding for operations.

We do not have any material commitments for capital expenditures during the next twelve months.  Any required expenditure will be completed through internally generated funding or from proceeds from the sale of common or preferred stock, or borrowings.

We did not have any significant elements of income or loss not arising from continuing operations in either of the periods ended December 31, 2009 or March 31, 2010 and do not expect any in the remainder of fiscal 2010.  While our business is marginally seasonal, we do not expect this seasonality to have a material adverse affect on our results of operations or cash flows.

Off-Balance Sheet Arrangements
Since our inception, except for standard operating leases, we have not engaged in any off-balance sheet arrangements, including the use of structured finance, special purpose entities or variable interest entities.

Tabular Disclosure of Contractual Obligations
As a small reporting company, we are not required to provide this information and have elected not to provide it.

Critical Accounting Policies
Management is responsible for the integrity of the financial information presented herein.  Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.  Where necessary, they reflect estimates based on management's judgment.  When selecting or evaluating accounting alternatives, management focuses on those that produce from among the available alternatives information most useful for decision-making.  We believe that the critical accounting policies discussed below involve additional management judgment due to the sensitivity of the methods, assumptions and estimates necessary in determining the related asset, liability, revenue and expense amounts.

Software Development Costs
Our software development costs are being capitalized or expensed as required by The Financial Accounting Standards Board, Accounting Standards Codification (“ASC”) 340-40-05, Internal Use Software".  Costs incurred in the planning stage have been expensed.  Costs incurred in the website application and infrastructure development stage are being capitalized or expensed in accordance with ASC 340-40-50.  Costs incurred in the operating stage will be expensed as incurred; however costs incurred for upgrades or enhancements that provide added functionality or features will be expensed or capitalized as required by ASC 340-40-50.

Revenue Recognition
Our revenues are derived from the production and distribution of network programming, advertising sales and the licensing of proprietary software.

•	Revenue from the production and distribution of network programming content is recognized ratably over the term of the related service period.
•	Advertising revenue is recognized as advertisements are aired.
•
Software license revenue is accounted for in accordance with ASC 985-605, "Software Revenue Recognition".  Software license revenue is recognized when there is pervasive evidence of an arrangement, the fees are fixed and determinable, the software product has been delivered, there are no uncertainties surrounding product acceptance and collection is considered probable.

Deferred revenue consists of payments received in advance of revenue recognition.

Stock Based Compensation

We adopted the fair value recognition provisions of ASC 718, "Compensation – Stock Compensation”.  Under the fair value recognition provisions, we are required to measure the cost of employee services received in exchange for share-based compensation measured at the grant date fair value of the award.

Impact of Recently Issued Accounting Standards

On January 1, 2008, we adopted the provisions of ASC 820 Fair Value Measurements and Disclosures (formerly SFAS No. 157).  ASC 820 defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.  In February 2008, the Financial Accounting Standards Board (“FASB”) issued ASC 820-10-15 (“FSP 157-2”), which delays the effective date of ASC 820 for one year for certain nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually).  Excluded from the scope of ASC 820 are certain leasing transactions accounted for under ASC 840, “Leases.”  The exclusion does not apply to fair value measurements of assets and liabilities recorded as a result of a lease transaction but measured pursuant to other pronouncements within the scope of ASC 820.  We do not expect that the adoption of the provisions of ASC 820-10-15 will have a material impact on our financial position, cash flows or results of operations.

In October 2008, ASC 820-10-35, “Fair Value Measurements and Disclosures- Subsequent Measurement” (formerly “FAS 157-3”) was issued, with an immediate effective date, including prior periods for which financial statements have not been issued.  ASC 820-10-35 clarifies the application of fair value in inactive markets and allows for the use of management’s internal assumptions about future cash flows with appropriately risk-adjusted discount rates when relevant observable market data does not exist.  The objective of ASC 820 has not changed and continues to be the determination of the price that would be received in an orderly transaction that is not a forced liquidation or distressed sale at the measurement date.  The adoption of ASC 820-10-35 is not expected to have a material effect on our financial position, results of operations or cash flows.

In May 2008, ASC 105-10, “Generally Accepted Accounting Principles” was issued which identifies the sources of accounting principles and provides entities with a framework for selecting the principles used in preparation of financial statements that are presented in conformity with GAAP was issued.  The current GAAP hierarchy has been criticized because it is directed to the auditor rather than the entity, it is complex, and it ranks FASB Statements of Financial Accounting Concepts, which are subject to the same level of due process as FASB Statements of Financial Accounting Standards, below industry practices that are widely recognized as generally accepted but that are not subject to due process.  The Board believes the GAAP hierarchy should be directed to entities because it is the entity (not its auditors) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP.  ASC 105-10 is effective 60 days following the SEC’s approval of PCAOB Auditing Standard No. 6, Evaluating Consistency of Financial Statements (AS/6).  The adoption of ASC 105-10 is not expected to have a material impact on our financial position.

In April 2008, ASC 350-30 "General Intangibles - Other than Goodwill", (formerly FSP 142-3) was issued.  This standard amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under ASC 350, Intangibles - Goodwill and Other.  ASC 350-30 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years.  Early adoption is prohibited.  We have not determined the impact on our financial statements of this accounting standard.

FASB Accounting Standards Codification

(Accounting Standards Update (“ASU”) 2009-01)

In June 2009, the Financial Accounting Standards Board (FASB) approved the FASB Accounting Standards Codification (“the Codification”) as the single source of authoritative nongovernmental GAAP. All existing accounting standard documents, such as FASB, American Institute of Certified Public Accountants, Emerging Issues Task Force and other related literature, excluding guidance from the Securities and Exchange Commission (“SEC”), have been superseded by the Codification. All other non-grandfathered, non-SEC accounting literature not included in the Codification has become nonauthoritative. The Codification did not change GAAP, but instead introduced a new structure that combines all authoritative standards into a comprehensive, topically organized online database. The Codification is effective for interim or annual periods ending after September 15, 2009, and impacts our financial statements as all future references to authoritative accounting literature will be referenced in accordance with the Codification. There have been no changes to the content of our financial statements or disclosures as a result of implementing the Codification during the year ended December 31, 2009.

As a result of our implementation of the Codification during the year ended December 31, 2009, previous references to new accounting standards and literature are no longer applicable. In the current quarter financial statements, we will provide reference to both new and old guidance to assist in understanding the impacts of recently adopted accounting literature, particularly for guidance adopted since the beginning of the current fiscal year but prior to the Codification.

Quantitative and Qualitative Disclosures About Market Risk

Not required.

Risk Factors

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals.  If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected.  In such case, the trading price of our Common Stock could decline and investors could lose all or part of their investment.

Risks Relating to Our Business

We have a limited operating history and past performance is no guarantee of future performance.
We generated net income of $14,805 for the period from September 15, 2009 (inception) to December 31, 2009 and incurred a net loss of $64,206 for the three month period ended March 31, 2010.  At March 31, 2010 our working capital deficit was $107,840, which is insufficient to sustain our operations.  There can be no assurance that our business will be profitable in the future and that losses and negative cash flows from operations will not be incurred.  If these situations occur in the future, it could have a material adverse affect on our financial condition.

There is substantial doubt about our ability to continue as a going concern.
Our independent registered public accounting firm has issued an opinion on our December 31, 2009 financial statements that states that the financial statements were prepared assuming we will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has net income and net cash provided by operating activities from the Company’s inception date of September 15, 2009 through December 31, 2009, of $14,805 and $59,325, respectively, and has stockholders’ equity, retained earnings and a working capital deficit of $281,480, $14,805 and $22,436, respectively, at December 31, 2009.  However, the Company has historically relied primarily on funding and services support from its Parent company, a related party, which is not presumed to be at arm’s length.  These matters raise substantial doubt about our ability to continue as a going concern.  Our Plan in regards to these matters is also described in Note 1 to our financial statements.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our future is dependent on our ability to meet our financing requirements, complete the Transaction and successfully implement rVue.  If we fail for any reason, we might not be able to continue as a going concern and could potentially be forced to seek relief through a filing under the U.S. Bankruptcy Code.

We depend upon our senior management and our business may be adversely affected if we cannot retain them.
Our success depends upon the retention of our experienced senior management with specialized industry and technical knowledge and/or industry relationships.  We might not be able to find qualified replacements for our senior management if their services were no longer available to us; accordingly, the loss of critical members of our senior management team could have a material adverse effect on our ability to effectively pursue our business strategy and our relationships with advertisers and content partners.  We have entered into employment agreements with (i) Jason Kates, our CEO, which is for initial term of three years, and (ii) David Loppert, our CFO, which is for an initial term of two years.  We do not have key-man life insurance covering any of our employees.

Our Chief Executive Officer has no experience running a public company.
While our Chief Executive Officer has significant experience in the industry in which we operate, he does not have experience as a CEO of a public company. Our Chairman and our CFO, however, have substantial experience in running public companies.

If we fail to increase the number of our advertising clients or participating DOOH networks and if we fail to retain those clients, our revenues and our business will be harmed.
Our business plan is to derive a substantial portion of our revenue from advertisers participating in rVue and willing to offer to display their commercials on our participating DOOH networks.  We launched rVue in September 2009 and through March 2010 we did not have significant advertising revenue.  Our growth depends in large part on increasing the number of our advertising clients and participating DOOH networks.  Either category of customer may decide not to continue to use our solutions in favor of other means of placing advertising or because of budgetary constraints or other reasons.

To grow our base of advertising clients, we must convince prospective advertisers of the benefits of using rVue over the traditional methods of placing advertising to which they are likely accustomed to.  We need to convince prospective advertisers of the advantages of using rVue, including the ease of creating a campaign in rVue and the ability to deploy that campaign over multiple networks at one time rather than having to negotiate with each individual network.    Due to the fragmented nature of the advertising industry, many prospective advertising clients may not be familiar with our solutions and will generally favor using more traditional methods of placing advertising.

To grow the base of DOOH networks that participate and make their screens available in rVue, we must convince them of the value of our solutions by demonstrating that we can deliver incremental advertising revenue to them.  Our ability to do so is driven in large part by increasing the number of advertisers who participate in rVue.

We cannot assure you that we will be successful in attracting and expanding our advertising client base or participating DOOH networks.  Our future sales and marketing efforts may be ineffective.  If customers choose not to use our solutions or decrease their use of our solutions or we are unable to attract new advertisers or participating DOOH networks, the usefulness of rVue could be diminished and we could experience declining revenues.

The market for advertising is highly competitive and we may be unable to compete successfully.
The market for advertising is very competitive.  DOOH advertising is a small component of the overall U.S. advertising market and thus we must compete with established, larger and better known national and local media platforms and other emerging media platforms such as the Internet. We compete for advertising directly with all media platforms, including radio and television broadcasting, cable and satellite television services, various local print media, billboards and Internet portals and search engines.

We also compete directly with other DOOH advertising companies.  We expect these competitors to devote significant effort to maintaining and growing their respective positions in the DOOH advertising segment.  We also expect existing competitors and new entrants to the DOOH advertising business to constantly revise and improve their business models in light of challenges from us or competing media platforms.  If we cannot respond effectively to advances by our competitors, our business may be adversely affected.

The effects of the recent and ongoing global economic crisis may adversely impact our business, operating results or financial condition.
As widely reported, financial markets in the U.S., Europe and Asia have been experiencing extreme disruption in recent months.  Unfavorable changes in economic conditions, including declining consumer confidence, concerns about inflation or deflation, the threat of a continuing recession, increases in the rates of default and bankruptcy and extreme volatility in the credit and equity markets, may lead our customers to cease doing business with us or to reduce or delay that business or their payments to us, and our results of operations and financial condition could be adversely affected by these actions.  These challenging economic conditions also may result in:

•	increased competition for less advertising;

•	pricing pressure that may adversely affect revenue;

•	difficulty forecasting, budgeting and planning due to limited visibility into the spending plans of current or prospective customers; or

•	customer financial difficulty and increased risk of doubtful accounts receivable.

We are unable to predict the duration and severity of the current disruption in financial markets and adverse economic conditions in the U.S. and other countries.

Our limited operating history makes it difficult for us to accurately forecast revenues and appropriately plan our expenses.
We were formed in September 2009 and have a limited operating history.  As a result it is difficult to accurately forecast our revenues and plan our operating expenses.  We base our current and future expense levels on our operating forecasts and estimates of future revenues on the level of advertising we expect to attract and on the number of participating networks that such advertising may be deployed over, all via rVue.  Revenues and operating results are difficult to forecast due to the uncertainty of the volume and timing of obtaining new advertising clients and of the number of screens available through participating DOOH networks.  Some of our expenses are fixed and, as a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected shortfall in revenues. This inability could cause our net income (or loss) in a given quarter to be lower (or higher) than expected.

We expect a number of factors to cause our operating results to fluctuate on a quarterly and annual basis, which may make it difficult to predict our future performance.
Our revenues and operating results could vary significantly from quarter to quarter and year to year because of a variety of factors, many of which are outside of our control.  As a result, comparing our operating results on a period-to-period basis may not be meaningful.  In addition to other risk factors discussed in this section, factors that may contribute to the variability of our quarterly and annual results include:

•	our ability to accurately forecast revenues and appropriately plan our expenses;

•	the impact of worldwide economic conditions, including the resulting effect on consumer spending;

•	our ability to maintain an adequate rate of growth;

•	our ability to effectively manage our growth;

•	our ability to attract new advertising clients and to retain existing advertising clients and encourage repeat usage of rVue;

•	our ability to attract and retain new participating DOOH networks;

•	our ability to provide a high-quality customer experience through our website and rVue;

•	our ability to successfully enter new markets and manage our international expansion;

•	the effects of increased competition in our business;

•	our ability to keep pace with changes in technology and our competitors;

•	our ability to successfully manage any future acquisitions of businesses, solutions or technologies;

•	the success of our marketing efforts;

•	changes in consumer behavior and any related impact on the advertising industry;

•	interruptions in service and any related impact on our reputation;

•	the attraction and retention of qualified employees and key personnel;

•	our ability to protect our intellectual property, including our proprietary rVue technology;

•	costs associated with defending intellectual property infringement and other claims;

•	the effects of natural or man-made catastrophic events;

•	the effectiveness of our internal controls; and

•	changes in government regulation affecting our business.

As a result of these and other factors, the results of any prior quarterly or annual periods should not be relied upon as indications of our future operating performance.

Growth may place significant demands on our management and our infrastructure.
We have forecasted substantial growth in our business.  This growth will place significant demands on our management and our operational and financial infrastructure.  As our operations grow in size, scope and complexity, we will need to improve and upgrade our systems and infrastructure to offer an increasing number of clients and participating DOOH networks enhanced solutions, features and functionality.  The expansion of our systems and infrastructure will require us to commit substantial financial, operational and technical resources in advance of an increase in the volume of business, with no assurance that the volume of business will increase.  Continued growth could also strain our ability to maintain reliable service levels for our clients and participating DOOH networks, develop and improve our operational, financial and management controls, enhance our reporting systems and procedures and recruit, train and retain highly skilled personnel.

Managing our growth will require significant expenditures and allocation of valuable management resources. If we fail to achieve the necessary level of efficiency in our organization as it grows, our business, operating results and financial condition would be harmed.

We may be unable to successfully execute our business strategy if we fail to continue to provide our customers with a high-quality customer experience.
A critical component of our strategy will be to provide a high-quality customer experience for both advertisers and networks.  Accordingly, the effective performance, reliability and availability of rVue, the rVue website and network infrastructure are critical to our reputation and our ability to attract and retain customers.  In order to provide a high-quality customer experience, we have and will continue to have to invest substantial resources in rVue Inc., our rVue website development and functionality and customer service operations.  If we do not continue to make such investments and as a result, or due to other reasons, fail to provide a high-quality customer experience, we may lose advertisers and networks from rVue, which could significantly decrease the value of our solutions to both groups.  Moreover, failure to provide our customers with high-quality customer experiences for any reason could substantially harm our reputation and adversely affect our efforts to develop as a trusted website.

Future acquisitions could disrupt our business and harm our financial condition and operating results.
Our success will depend, in part, on our ability to expand our offerings and markets and grow our business in response to changing technologies, customer demands and competitive pressures.  In some circumstances, we may determine to do so through the acquisition of complementary businesses, solutions or technologies rather than through internal development.  The identification of suitable acquisition candidates can be difficult, time-consuming and costly, and we may not be able to successfully complete identified acquisitions.  Furthermore, even if we successfully complete an acquisition, we may not be able to successfully assimilate and integrate the business, technologies, solutions, personnel or operations of the company that we acquired, particularly if key personnel of an acquired company decide not to work for us.  In addition, we may issue equity securities to complete an acquisition, which would dilute our stockholders' ownership and could adversely affect the price of our Common Stock.  Acquisitions may also involve the entry into geographic or business markets in which we have little or no prior experience.  Consequently, we may not achieve anticipated benefits of the acquisitions which could harm our operating results.

We rely on our marketing efforts to attract new customers and must do so in a cost-effective manner; otherwise our operations will be harmed.
A significant component of our business strategy is the promotion of rVue.  We believe that the attractiveness of our solutions to our current and potential customers, both advertisers and networks, will increase as additional participating networks join rVue and advertisers increasingly use rVue to place advertising.  If we do not continue to grow the use of rVue, we may fail to build the critical mass of both networks and advertisers required to substantially increase our revenues.

While our marketing efforts do not currently involve significant expenditures, in the future we may find it necessary to invest more heavily in direct marketing or online or traditional advertising.  If we are unable to effectively market our solutions to new customers or are unable to do so in a cost-effective manner, our operating results could be adversely affected.

Misappropriation of our proprietary software and technology could materially affect our competitive position.
We believe our proprietary software and technology is critical to our success and competitive position.  We are currently seeking patent protection for some of our proprietary software and technology.  If we are unable to protect our proprietary software and technology against unauthorized use by others, or are unable to obtain requisite patents, our competitive position would be materially adversely affected.

Despite any precautions that we may take, a third party may copy or otherwise obtain and use our products, services, software or technology without authorization, or develop similar technology independently.  In addition, effective patent, copyright, trademark and trade secret protection may be unavailable or limited.  The law in this area is not fully developed.  We may also not be able to enforce confidentiality agreements with our employees or third parties.  We can give you no assurance that the steps we take will prevent misappropriation or infringement of our software and technology.  Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others.  This litigation could result in substantial costs and diversion of resources and could have a material adverse effect on our company.

In addition, our proprietary software may decline in value or our rights in our software may not be enforceable.  Policing unauthorized use of our proprietary technology and other intellectual property rights could entail significant expense and could be difficult or futile, particularly given the fact that the laws of other countries may afford us little or no effective protection of our intellectual property.

We could also lose the advantages of our proprietary technology as a result of the advent of new technologies that replace our technology.  Without these proprietary technologies, our competitive advantage would be weakened.  If we do not maintain our technological advantage, our business could fail to grow and revenue and operating margins could decline.

Failure to successfully or cost-effectively implement upgrades to rVue and our other software systems to maintain our technological competitiveness could limit our ability to increase our revenue and more effectively leverage rVue.  Any failure by us to upgrade our technology to remain current with technological changes that may be adopted by other providers of advertising or other advertising platforms could hurt our ability to compete with those companies.

Our business relies heavily on our technology systems, and any failures or disruptions may materially and adversely affect our operations.
The temporary or permanent loss of our computer equipment and software systems, through sabotage, operating malfunction, software virus, human error, natural disaster, power loss, terrorist attacks, or other catastrophic events, could disrupt our operations and cause a material adverse impact.  These problems may arise in both internally developed systems and the systems of third-party service providers.  If our technology systems were to fail and we were unable to recover in a timely way, we would be unable to fulfill critical business functions, which could lead to a loss of customers and could harm our reputation.  Technological breakdowns could also interfere with our ability to comply with financial reporting and other regulatory requirements.

Our technology may infringe on rights owned by others, which may interfere with our ability to provide services, and our rVue web site may expose us to increased liability or expense under intellectual property, privacy or other law.
We may discover that the technology we use infringes patent, copyright, or other intellectual property rights owned by others.  In addition, we cannot assure you that our competitors will not claim rights in patents, copyrights, or other intellectual property that will prevent, limit or interfere with our ability to provide our services either in the U.S. or as we expand into international markets.  Further, the laws of certain foreign countries may not protect our intellectual property rights to the same extent as do the laws of the U.S.

We will host and deploy third-party content that could expose us to claims of infringement on the intellectual property rights of others, and the failure, or perceived failure, to comply with federal, state or international privacy or consumer protection-related laws or regulations or our posted privacy policies could result in actions against us by governmental entities or others.  Any such claim or action could result in significant adverse effects on our business and financial results because of, for example, increased costs (such as legal defense, damages owing to third parties, and increased licensing fees to acquire third-party content) and reduction or elimination of content or features from our rVue web site.  In addition, a number of other U.S. federal laws, including those referenced below, may impact our business as a result of our rVue web site.  The Digital Millennium Copyright Act has provisions that limit, but do not necessarily eliminate, liability for posting, or linking to third-party web sites that include, materials that infringe copyrights or other rights.  Portions of the Communications Decency Act are intended to provide statutory protections to online service providers who distribute third-party content.  The Child Online Protection Act and the Children's Online Privacy Protection Act restrict the distribution of materials considered harmful to children and impose additional restrictions on the ability of online services to collect information from minors.  The costs of compliance with these and other regulations may be significant and may increase in the future as a result of changes in the regulations or the interpretation of them.  Any failure on our part to comply with these laws and regulations may subject us to additional liabilities.

We may be unsuccessful in expanding our operations internationally, which could harm our business, operating results and financial condition.
Our ability to expand internationally involves various risks, including the need to invest significant resources in such expansion, the possibility that returns on such investments will not be achieved in the near future and competitive environments with which we are unfamiliar.  Any future international expansion plans we choose to undertake will require management attention and resources and may be unsuccessful.  We do not have any experience in selling our solutions in international markets or in conforming to the local cultures, standards or policies necessary to successfully compete in those markets, and if we do expand internationally we must invest significant resources in order to build the operational infrastructure necessary to operate in such markets.  Furthermore, in many international markets we may not be the first entrant and there may exist greater competition with stronger brand names than we expect to compete with in North American markets.  Our ability to expand internationally will also be limited by the demand for our solutions and the adoption of the Internet in these markets.  Different privacy, censorship and liability standards and regulations and different intellectual property laws in foreign countries may cause our business and operating results to suffer.

Any future international operations may also fail to succeed due to other risks inherent in foreign operations, including:

•	difficulties or delays in acquiring participating DOOH network customers in one or more international markets;

•	different advertising preferences and patterns than those in North America;

•	varied, unfamiliar and unclear legal and regulatory restrictions;

•	unexpected changes in international regulatory requirements and tariffs;

•	legal, political or systemic restrictions on the ability of U.S. companies to market services or otherwise do business in foreign countries;

•	less extensive adoption of the Internet as a commerce medium or information source and increased restriction on the content of websites;

•	difficulties in staffing and managing foreign operations;

•	greater difficulty in accounts receivable collection;

•	currency fluctuations;

•	potential adverse tax consequences;

•	lack of infrastructure to adequately conduct electronic commerce transactions; and

•	price controls or other restrictions on foreign currency.

As a result of these obstacles, we may find it impossible or prohibitively expensive to expand internationally or we may be unsuccessful in our attempt to do so, which could harm our business, operating results and financial condition.

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information.
We have devoted substantial resources to the development of our proprietary technology, including the proprietary software component of rVue, and related processes.  In order to protect our proprietary technology and processes, we rely in part on confidentiality agreements with our employees, licensees, independent contractors and other advisors.  These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information.  In addition, others may independently discover trade secrets and proprietary information, and in such cases we could not assert any trade secret rights against such parties.  Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

Our business is subject to the risks of hurricanes, fires, floods and other natural catastrophic events and to interruption by man-made problems such as computer viruses or terrorism.
Our systems and operations are vulnerable to damage or interruption from hurricanes, fires, floods, power losses, telecommunications failures, terrorist attacks, acts of war, human errors, break-ins and similar events.  For example, a significant natural disaster, such as a hurricane, fire or flood, could have a material adverse impact on our business, operating results and financial condition, and our insurance coverage may be insufficient to compensate us for losses that may occur.  Our corporate offices are located in Fort Lauderdale, Florida in South East Florida, a region that has experienced significant hurricane activity in the last decade.  In addition, acts of terrorism, which may be targeted at metropolitan areas which have higher population density than rural areas, could cause disruptions in our or our customers' businesses or the economy as a whole.  Our servers may also be vulnerable to computer viruses, break-ins and similar disruptions from unauthorized tampering with our computer systems, which could lead to interruptions, delays, loss of critical data or the unauthorized disclosure of confidential customer data.  We may not have sufficient protection or recovery plans in certain circumstances, such as natural disasters affecting South East Florida, and our business interruption insurance may be insufficient to compensate us for losses that may occur.  As we rely heavily on our servers, computer and communications systems and the Internet to conduct our business and provide high quality customer service, such disruptions could negatively impact our ability to run our business and either directly or indirectly disrupt our customers' businesses, which could have an adverse affect on our business, operating results and financial condition.

We will incur increased costs as a result of being a public reporting company, which may adversely affect our operating results and financial condition.
As a public reporting company, we will incur significant accounting, legal and other expenses that we did not incur as a private company.  We will incur costs associated with our public company reporting requirements.  We also anticipate that we will incur costs associated with corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002, as well as rules implemented by the SEC.  We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly.  Furthermore, these laws and regulations could make it more difficult or more costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.  We cannot predict or estimate the amount or timing of additional costs we may incur to respond to these requirements.  We are currently evaluating the costs with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.  New laws and regulations as well as changes to existing laws and regulations affecting public companies, including the provisions of the Sarbanes-Oxley Act of 2002 and rules adopted by the SEC would likely result in increased costs to us as we respond to their requirements.

We will need additional capital to fund ongoing operations and to respond to business opportunities, challenges, acquisitions or unforeseen circumstances.  If such capital is not available to us, our business, operating results and financial condition may be harmed.
At March 31, 2010 we had $21,302 of cash on hand and a working capital deficit of $107,840.  Our limited operating history makes it difficult to accurately forecast revenues and expenses, and in conjunction with other Risk Factors, raises substantial doubt about our ability to continue as a going concern.  On May 13, 2010 we had a closing of our Private Placement and received net proceeds of $780,430 after placement agent fees.  We will continue to seek equity financing to provide funding for operations but the current market for equity financing is very weak.  If we are not successful in raising additional equity capital to generate sufficient cash flows to meet our obligations as they come due, we will have to reduce our overhead expenses by the reduction of headcount and other available measures.

We may require additional capital to expand our business or acquire complementary businesses although we have not identified any specific acquisition candidates.  However, additional funds may not be available when we need them, on terms that are acceptable to us, or at all.  For example, any debt financing secured by us in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions.  If we do not have funds available to enhance our solutions, maintain the competitiveness of our technology or pursue business opportunities, we may not be able to service our existing customers or acquire new customers.  In addition, if we do not have funds available to make strategic acquisitions, we may not be able to expand our business.  The inability to raise additional capital could have an adverse effect on our business, operating results and financial condition.

A further tightening of the credit markets may have an adverse effect on our ability to obtain short-term debt financing.
The recent deterioration of the global economy threatens to cause further tightening of the credit markets, more stringent lending standards and terms and higher volatility in interest rates. Persistence of these conditions could have a material adverse effect on our access to short-term debt and the terms and cost of that debt.  As a result, we may not be able to secure additional financing in a timely manner, or at all, to meet our future capital needs which may have an adverse effect on our business, operating results and financial condition.

Following the Transaction, we will become subject to the reporting requirements of federal securities laws, which can be expensive and may divert resources from other projects, thus impairing our ability grow.
After the Transaction, we will become a public reporting company and, accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act").  The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC (including reporting of the Transaction) and furnishing audited reports to stockholders would cause our expenses to be higher than they would be if we remained privately held and did not consummate the Transaction.  In addition, we will incur substantial expenses in connection with the preparation of the registration statement and related documents required under the terms of the Private Placement that require us to register the shares of Common Stock included in the Units.

After the Transaction, it may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act.  We may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures.  If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, then we may not be able to obtain the independent accountant certifications required by such act, which may preclude us from keeping our filings with the SEC current.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud.  Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our Common Stock.
Effective internal control is necessary for us to provide reliable financial reports and prevent fraud.  If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed.  As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital.  We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

Risks Related to Our Industry

If use of the Internet, particularly with respect to the placement of online advertising, does not increase as rapidly as we anticipate, our business will be harmed.
Our future net profits are substantially dependent upon the continued use of the Internet as an effective medium of business and communication by our target customers.  Internet use may not continue to develop at historical rates, and our customers may not continue to use the Internet and other online services as a medium for commerce.  In addition, the Internet may not be accepted as a viable long-term marketplace or resource for a number of reasons, including:

•	actual or perceived lack of security of information or privacy protection;

•	possible disruptions, computer viruses or other damage to Internet servers or to users' computers; and

•	excessive governmental regulation.

Our success will depend, in large part, upon third parties maintaining the Internet infrastructure to provide a reliable network backbone with the speed, data capacity, security and hardware necessary for reliable Internet access and services.  Our business, which relies on a contextually rich website that requires the transmission of substantial data, is also significantly dependent upon the availability and adoption of broadband Internet access and other high-speed Internet connectivity technologies.

Government regulation of the Internet is evolving, and unfavorable changes could substantially harm our business and operating results.
We are subject to general business regulations and laws as well as regulations and laws specifically governing the Internet.  Existing and future laws and regulations may impede the growth of the Internet or other online services.  These regulations and laws may cover taxation, tariffs, user privacy, data protection, pricing, content, copyrights, distribution, electronic contracts and other communications, consumer protection, broadband residential Internet access and the characteristics and quality of services. It is not clear how existing laws governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the Internet. Unfavorable resolution of these issues may substantially harm our business and operating results.

Seasonality may cause fluctuations in our financial results.
We believe that our revenue will be subject to seasonal fluctuations because advertisers generally place fewer advertisements during the first and third calendar quarters of each year.  Expenditures by advertisers also tend to vary in cycles that reflect overall economic conditions as well as budgeting and buying patterns.  Because some advertisers may discontinue or reduce advertising on our networks from time to time with little or no notice, we may experience fluctuations in operating results.  In particular, because advertisers generally reduce their spending during economic downturns, we would be materially adversely affected by a recession.

Risks Related to our Common and Preferred Stock

We may be unable to register for resale all of the shares of common stock and shares of common stock underlying the warrants included within the units sold in the Private Placement, in which case purchasers in the Private Placement will need to rely on an exemption from the registration requirements in order to sell such shares.
In connection with the Private Placement we entered into a registration rights agreement, pursuant to which we are obligated to file a “resale” registration statement with the SEC that covers all of the Common Stock sold in the Private Placement and to have such “resale” registration statement declared effective by the SEC no later than 180 days after the final closing of the Private Placement. Nevertheless, it is possible that the SEC may not permit us to register all of such shares of common stock for resale. In certain circumstances, the SEC may take the view that the Private Placement requires us to register the resale of the securities as a primary offering. It is possible that if registration is barred by current or future rules and regulations, rescission of the Private Placement could be sought by investors or an offer of rescission may be mandated by the SEC, which would result in a material adverse effect to us. In addition, our shares of public float are limited and are held by persons who acquired such shares under an effective registration filed prior to the Merger. Investors should be aware of the existence of risks that interpretive positions taken with respect to Rule 415, or similar rules or regulations including those that may be adopted subsequent to the date of this Current Report on Form 8-K, that could impede the manner in which the Common Stock may be registered or our ability to register the Common Stock for resale at all or the trading in our securities. If we are unable to register some or all of the Common Stock, or if shares previously registered are not deemed to be freely tradeable, such shares would only be able to be sold pursuant to an exemption from registration under the Securities Act, such as Rule 144, that currently permits the resale of securities by holders who are not affiliated with the issuer following twelve months from the filing of this Form 8-K.

Because we became public by means of a reverse merger, we may not be able to attract the attention of major brokerage firms.
There may be risks associated with us becoming public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will, in the future, want to conduct any offerings on behalf of our post-Transaction company.

Following the Transaction, our stock price may be volatile.
The market price of our Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	changes in our industry;

•	competitive pricing pressures;

•	our ability to obtain working capital financing;

•	additions or departures of key personnel;

•
limited "public float" following the Transaction, in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our Common Stock;

•	sales of our Common Stock (particularly following effectiveness of the resale registration statement required to be filed in connection with the Private Placement);

•	our ability to execute our business plan;

•	operating results that fall below expectations;

•	loss of any strategic relationship;

•	regulatory developments;

•	economic and other external factors;

•	period-to-period fluctuations in our financial results; and

•	inability to develop or acquire new or needed technology.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies.  These market fluctuations may also materially and adversely affect the market price of our Common Stock.

We have not paid dividends in the past and do not expect to pay dividends in the future.  Any return on investment may be limited to the value of our Common Stock.
We have never paid cash dividends on our Common Stock and do not anticipate doing so in the foreseeable future.  The payment of dividends on our Common Stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant.  If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

There is currently no liquid trading market for our Common Stock and we cannot ensure that one will ever develop or be sustained.
To date there has been no liquid trading market for our Common Stock.  We cannot predict how liquid the market for our Common Stock might become.  Following the Transaction, we anticipate having our Common Stock quoted for trading on the Over-the-Counter Bulletin Board (the "OTC Bulletin Board"), however, we cannot be sure that such quotation will be obtained promptly, if at all.  As soon as is practicable, we anticipate applying for listing of our Common Stock on either the American Stock Exchange, The NASDAQ Capital Market or other national securities exchange, assuming that we can satisfy the initial listing standards for such exchange.  We currently do not satisfy the initial listing standards, and cannot ensure that we will be able to satisfy such listing standards or that our Common Stock will be accepted for listing on any such exchange.  Should we fail to satisfy the initial listing standards of such exchanges, or our Common Stock is otherwise rejected for listing and remains listed on the OTC Bulletin Board or suspended from the OTC Bulletin Board, the trading price of our Common Stock could suffer and the trading market for our Common Stock may be less liquid and our Common Stock price may be subject to increased volatility.

Furthermore, for companies whose securities are traded in the OTC Bulletin Board, it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.

Following the Transaction, our Common Stock may be deemed a "penny stock," which would make it more difficult for our investors to sell their shares.
Following the Transaction, our Common Stock may be subject to the "penny stock" rules adopted under Section 15(g) of the Exchange Act.  The penny stock rules generally apply to companies whose common stock is not listed on The Nasdaq Stock Market or other national securities exchange and trades at less than $4.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years).  These rules require, among other things, that brokers who trade penny stock to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances.  Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited.  If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities.  If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Offers or availability for sale of a substantial number of shares of our Common Stock may cause the price of our Common Stock to decline.
If our stockholders sell substantial amounts of our Common Stock in the public market, including shares issued in the Private Placement upon the effectiveness of the registration statement required to be filed, or upon the expiration of any statutory holding period, under Rule 144, or upon expiration of lock-up periods applicable to outstanding shares, or issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an "overhang" and in anticipation of which the market price of our Common Stock could fall.  The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.  The shares of Common Stock issued in the Transaction to the current and former officers and directors of rVue Inc. will be subject to a lock-up agreement prohibiting sales of such shares for a period of 12 months following the Transaction.  Following such date, all of those shares will become freely tradable, subject to securities laws and SEC regulations regarding sales by insiders.  In addition, the shares of Common Stock sold in the Private Placement will be freely tradable upon the earlier of: (i) effectiveness of a registration statement covering such shares and (ii) the date on which such shares may be sold without registration pursuant to Rule 144 (or other applicable exemption) under the Securities Act.

Investor Relations Activities, Nominal “Float” and Supply and Demand Factors May Affect the Price of our Stock.

We expect to utilize various techniques such as non-deal road shows and investor relations campaigns in order to create investor awareness for the Company.  These campaigns may include personal, video and telephone conferences with investors and prospective investors in which our business practices are described.  We may provide compensation to investor relations firms and pay for newsletters, websites, mailings and email campaigns that are produced by third-parties based upon publicly-available information concerning the Company.  We will not be responsible for the content of analyst reports and other writings and communications by investor relations firms not authored by the Company or from publicly available information.  We do not intend to review or approve the content of such analysts’ reports or other materials based upon analysts’ own research or methods.  Investor relations firms should generally disclose when they are compensated for their efforts, but whether such disclosure is made or complete is not under our control.  We have issued 800,000 shares of restricted stock, and have budgeted $7,500 per month (for 12 months) for these activities, and such amounts may be increased in the future.  In addition, investors in the Company may be willing, from time to time, to encourage investor awareness through similar activities.  Investor awareness activities may also be suspended or discontinued which may impact the trading market our Common Stock.

The SEC and FINRA enforce various statutes and regulations intended to prevent manipulative or deceptive devices in connection with the purchase or sale of any security and carefully scrutinize trading patterns and company news and other communications for false or misleading information, particularly in cases where the hallmarks of “pump and dump” activities may exist, such as rapid share price increases or decreases.  The Company and its shareholders may be subjected to enhanced regulatory scrutiny due to the small number of holders who initially will own the registered shares of the Company’s Common Stock publicly available for resale, and the limited trading markets in which such shares may be offered or sold which have often been associated with improper activities concerning penny-stocks, such as the OTC Bulletin Board or the OTCQB Marketplace (Pink OTC) or pink sheets.  Until such time as the Common Stock sold in the Private Placement is registered and until such time as the restricted shares of the Company (including 12,500,000 shares issued to Argo) are registered or available for resale under Rule 144, there will continue to be a small percentage of shares held by a small number of investors, many of whom acquired such shares in privately negotiated purchase and sale transactions, that will constitute the entire available trading market.  The Supreme Court has stated that manipulative action is a term of art connoting intentional or willful conduct designed to deceive or defraud investors by controlling or artificially affecting the price of securities.  Often times, manipulation is associated by regulators with forces that upset the supply and demand factors that would normally determine trading prices.  As described in this Current Report on Form 8-K, a small percentage of the outstanding common stock of the Company will initially be available for trading, held by a small number of individuals or entities.  Accordingly, the supply of Company Common Stock for sale will be extremely limited for an indeterminate amount of time, which could result in higher bids, asks or sales prices than would otherwise exist.  Securities regulators have often cited thinly-traded markets, small numbers of holders, and awareness campaigns as components of their claims of price manipulation and other violations of law when combined with manipulative trading, such as wash sales, matched orders or other manipulative trading timed to coincide with false or touting press releases.  There can be no assurance that the Company’s or third-parties’ activities, or the small number of potential sellers or small percentage of stock in the “float,” or determinations by purchasers or holders as to when or under what circumstances or at what prices they may be willing to buy or sell stock will not artificially impact (or would be claimed by regulators to have affected) the normal supply and demand factors that determine the price of the stock.

We may apply the proceeds of the Private Placement to uses that ultimately do not improve our operating results or increase the value of your investment.
We intend to use the net proceeds from the Private Placement for general working capital purposes. Therefore, our management will have broad discretion in how we use these proceeds. These proceeds could be applied in ways that do not ultimately improve our operating results or otherwise increase the value of the investment in units sold in the Private Placement.

Because our directors and executive officers are among our largest stockholders, they can exert significant control over our business and affairs and have actual or potential interests that may depart from those of subscribers in the Private Placement.
Our directors and executive officers will own or control a significant percentage of the Common Stock following the Transaction and completion of the Private Placement.  Additionally, the holdings of our directors and executive officers may increase in the future upon vesting or other maturation of exercise rights under any of the options or warrants they may hold or in the future be granted or if they otherwise acquire additional shares of our Common Stock.  The interests of such persons may differ from the interests of our other stockholders, including purchasers of Units in the Private Placement.  As a result, in addition to their board seats and offices, such persons will have significant influence over and control all corporate actions requiring stockholder approval, irrespective of how the Company's other stockholders, including purchasers in the Private Placement, may vote, including the following actions:

•	to elect or defeat the election of our directors;

•	to amend or prevent amendment of our Certificate of Incorporation or By-laws;

•	to effect or prevent a Transaction, sale of assets or other corporate transaction; and

•	to control the outcome of any other matter submitted to our stockholders for vote.

Such persons' stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Exercise of options may have a dilutive effect on our common stock.
If the price per share of our Common Stock at the time of exercise of any options, or any other convertible securities is in excess of the various exercise or conversion prices of such convertible securities, exercise or conversion of such convertible securities would have a dilutive effect on our common stock. As of May 13, 2010, we had (i) outstanding options to purchase 1,375,000 shares of our Common Stock at an exercise price of $0.22 per share, and (ii) outstanding options to purchase 1,137,500 shares of our Common Stock at an exercise price of $0.20 per share. Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to those of our Common Stock and which result in additional dilution of the existing ownership interests of our common stockholders.

Our amended and restated articles of incorporation allows for our board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.
Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth certain information as of May 13, 2010 regarding the beneficial ownership of our common stock, taking into account the consummation of the Transaction, the Private Placement and the Split-Off, by (i) each person or entity who, to our knowledge, owns more than 5% of our common stock; (ii) our executive officers named in the Summary Compensation Table below; (iii) each director; and (iv) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o Rvue Holdings, Inc., 900 S.E. Third Avenue, 3rd Floor, Fort Lauderdale, FL 33316. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of May 13, 2010, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding such options, but are not deemed outstanding for computing the percentage of any other stockholder.

Name and Address of Beneficial Ownership	Number of Shares Beneficially Owned (1)		Percent Of Class Beneficially Owned (2)
5% Owners:
Argo Digital Solutions, Inc. 900 S.E. Third Avenue, 3rd Floor Fort Lauderdale, FL 33316	12,500,000	(3)	50.2%
Executive Officers and Directors:
Jason Kates	4,500,000	(4)	18.1%
Richard Sullivan	3,775,000	(5)	15.2%
David Loppert	350,000	(6)	1.4%
Dawn Rahicki	100,000	(7)	*
Jay Wilson	225,000	(8)	*
Robert Chimbel	—		—
All executive officers and directors as a group (six persons)	8,950,000	(1)(4)(5) (6)(7)(8)	35.9%

* - Less than 1%
(1)	Does not include 2,300,000 shares underlying options that are not currently exercisable.
(2)	Based on 24,898,730 shares of our Common Stock issued and outstanding.
(3)
Jason Kates, Richard Sullivan, David Loppert, Dawn Rahicki and Jay Wilson are deemed to control 36.0%, 30.2% , 2.8%, 0.8% and 1.8% of these shares, respectively, by virtue of their common share interest in Argo.

(4)	Includes 4,500,000 shares issued to Argo Digital Solutions, Inc. by virtue of Mr. Kates’36.0% ownership of Argo.
(5)	Includes 3,775,000 shares issued to Argo Digital Solutions, Inc. by virtue of Mr. Sullivan’s 30.2% ownership of Argo.
(6)	Includes 350,000 shares issued to Argo Digital Solutions, Inc. by virtue of Mr. Loppert’s 2.8% ownership of Argo.
(7)	Includes 100,000 shares issued to Argo Digital Solutions, Inc. by virtue of Ms. Rahicki’s 0.8% ownership of Argo.
(8)	Includes 225,000 shares issued to Argo Digital Solutions, Inc. by virtue of Mr. Wilson’s 1.8% ownership of Argo.

Executive Officers and Directors

The following persons became our executive officers and directors on May 13, 2010, upon effectiveness of the Transaction, and hold the positions set forth opposite their respective names.

Name	Age	Position
Jason M. Kates	49	President, Chief Executive Officer and Director
Richard J. Sullivan	70	Chairman of Board of Directors
David A. Loppert	55	Chief Financial Officer, Secretary and Treasurer
Dawn Rahicki	47	Senior Vice President, Chief Marketing Officer
Jay Wilson	30	Senior Vice President, Chief Technology Officer
Robert Chimbel	56	Director

Jason M. Kates, Chief Executive Officer and Director
Jason Kates is the founder of Argo Digital Solutions, Inc.  Kates began his career in 1986 as a broker with Oppenheimer & Co. Inc., where he rose to vice president, managing corporate capital.  In 1990 he founded Kates Communications, a digital marketing and product marketing company that harnessed the power of digital media to capture consumer attention and awareness.  From 1993 to 1996 Kates served as Executive Vice President and head of marketing of Investec, an international manufacturing company selling a digital pacifier thermometer via digital media.  In 1996, upon Investec’s sale, Kates founded Retail Media Systems, Inc. (now Argo Digital Solutions, Inc.).  Kates earned a bachelor’s degree in Social Science from Florida State University.

Richard J. Sullivan, Chairman of the Board of Directors
Dick Sullivan is an entrepreneur who founded high tech company Applied Digital Solutions, Inc. (NASDAQ: ADSX) in May 1993 and served as its Chairman and Chief Executive Officer until March 2004.  Under his leadership Applied spawned two other public companies – Digital Angel Corporation (NASDAQ: DIGI) and Verichip Corporation (NASDAQ: CHIP).  Mr. Sullivan received the prestigious World Economic Forum's "Award for Advanced Chip Technology" presented in Davos, Switzerland in 2001.  Mr. Sullivan is Chairman and CEO of Solutions, Inc., a privately held mergers and acquisitions firm, a co-founder of Vox Equity Capital, a specialized private equity fund manager that specializes in purchasing bank private equity portfolio (or "merchant banking") investments and is "Entrepreneur in Residence" with Accretive Exit Partners, LLC, Boston, Massachusetts whose business is taking positions in mid-stage private companies, replacing financing partners who wish to divest themselves of their equity share of those businesses.

David A. Loppert, Chief Financial Officer, Secretary and Treasurer

David Loppert has served as Argo’s Senior Vice President from March, 2009 through January 2010, and again since March 2010.  He was formerly a Director, Executive Vice President and Chief Financial Officer of Surgical Outcome Support, Palm Beach Gardens, FL. From June 2001 until August 2004, he was a Vice President and Director of QSGI Inc. (OTCBB: QSGI) in Hightstown. From February 1997 through December 2000 Loppert was Vice President, Chief Financial Officer and Assistant Secretary of Applied Digital Solutions, Inc. (NASDAQ: ADSX) and also served as Chief Executive Officer of SysComm International Corporation, (NASDAQ: SYCM) a network and systems integrator, and an affiliate of Applied Digital.  Loppert began his financial career with Price Waterhouse, an international accounting firm, in 1978 in Johannesburg, South Africa, before moving to its Los Angeles Office in 1980 where over time he was a Senior Manager.  Loppert earned bachelor's degrees in Commerce in 1978 and in Accounting in 1980, and a Higher Diploma in Accounting in 1980, all from the University of the Witwatersrand, Johannesburg, South Africa and was designated a Chartered Accountant (South Africa) in 1980.

Dawn Rahicki, Chief Marketing Officer
Dawn Rahicki joined Argo in June 2008 as Senior Vice President of Marketing and Business Development and was promoted in 2009 to Chief Marketing Officer. Over the past 24 years, Rahicki has served as president of The Illume Group, Inc., where she was responsible for the acquisition and development of clients in Real Estate, Business Solutions, Digital Printing/Graphics and Digital Technology industries. Prior to The Illume Group, she led the in-house creative department for a $12 billion privately-held company and the operations and account service team for a multi-million dollar marketing firm.  Rahicki earned a Bachelor’s degree in Marketing from Barry University as well as certificates from New York University in Film Production, Nova Southeastern University in Management, Coach University for Executive Coaching and credits toward a masters degree from Nova Southeastern University.

Jay Wilson, Chief Technology Officer
Jay Wilson joined Argo in June 1999 as an Assistant Software Technician and was promoted a number of times between April 2000 and May 2008 when he was appointed Chief Technology Officer.  As Chief Technology Officer, Wilson is responsible for driving the development and delivery of technology offerings for Argo. For more than 10 years, Wilson’s leadership, strategy and innovative ideas as a leading technologist have come from his firm belief that technological excellence is a strong differentiator for all organizations, particularly when they are translated into consumer-based applications. Most recently Wilson has led Argo’s U.S.-based online media and digital out-of-home development teams’ proprietary web-based addressable advertising platform, rVue.  Wilson graduated magna cum laude from Florida Atlantic University in 2001 with a Bachelor’s of Science degree in Computer Engineering.

Robert Chimbel, Director

Bob Chimbel has served as a Director since May 2010, and is the sole member of the Audit, Compensation and Nominating Committees of the board of directors. Chimbel is an innovative marketing and communications executive whose has founded and profitably managed a diverse group of integrated marketing enterprises.  For the past ten years Mr. Chimbel has held several high-level executive positions for Omnicom Group, Inc.  Since January 2006, Chimbel has served as CEO of The Component Group, a consortium marketing communications companies he created which consists of three interrelated marketing companies each with a specific area of expertise: UPROAR!, now the nation’s pre-eminent kids, “tweens” and teens advertising and marketing company; The Launch Point, a new product design and development group and business innovation consultancy; and Encircle Marketing, an agency that targets emerging and re-emerging brands primarily for private equity firms.  The Component Group has offices in Dallas and New York.  In February 2009, DDB Worldwide, a division of Omnicom, tapped Chimbel Bob to head up a new division, DDB Entertainment Group, to develop branded entertainment and branded content properties.  He also oversees The Ant Farm, a Los Angeles entertainment company specializing in advertising and marketing for Film, Television and Digital Games, and Red Urban Digital, a diverse interactive agency with a specialization in developing and implementing social media initiatives.  From March 1998 through January 2007, Mr. Chimbel served as Chief Creative Officer and then President of TracyLocke, a top 50 marketing solutions companies with expertise in advertising, promotion, media, merchandising and sales/field marketing.  Prior to his role at Omnicom, Mr. Chimbel has spent his career at such companies as Digitas, Leo Burnett and Hasbro, as well as founding his own advertising and marketing agency, which was eventually sold to the Earle Palmer Brown group. Chimbel graduated from Northwestern University in 1975 with a Bachelor’s degree in Science.

Employment Agreements and Compensation

At the closing of the Transaction, we entered into an employment agreement with Jason Kates, to serve as our President and Chief Executive Officer.  The initial term of the agreement is three years. Pursuant to the agreement, Mr. Kates will receive an annual base salary of $180,000 for the first year, on a pro rata basis, through December 31, 2010, $240,000 for the next twelve months, and then such greater, but not lesser, salary for any future years of employment as agreed to by Mr. Kates and the non-employee independent directors of the Company.  Mr. Kates will also be entitled to receive such bonuses or option grants as are approved by the non-employee independent directors of the Company, including a transitional services bonus to be awarded monthly, during the first eight months after the closing of the transaction, in an amount not to exceed $30,000 per month.

At the closing of the Transaction, we entered into an employment agreement with David Loppert, to serve as our Chief Financial Officer, Secretary and Treasurer.  The initial term of the agreement is two years. Pursuant to the agreement, Mr. Loppert will receive an annual base salary of $120,000 for the first year, $200,000 for the second year, and then such greater, but not lesser, salary for any future years of employment as agreed to by Mr. Loppert and the non-employee independent directors of the Company.  Mr. Loppert will also be entitled to receive such bonuses or option grants as are approved by the non-employee independent directors of the Company.

Upon the closing of the Transaction Jason Kates and David Loppert, were granted 10-year options to purchase 1,000,000 and 500,000 shares of our Common Stock at $0.22 and $0.20 per share, respectively, which options vest 50% six months after the grant date and 50% twelve months after the grant date.  Jay Wilson and Dawn Rahicki were granted 10-year options to purchase 150,000 and 75,000 shares of our Common Stock at $0.20 per share, respectively, which options vest 25% six months after the grant date and the balance ratably over 18 months commencing on the seventh month after the grant date.

Executive Compensation

Summary Compensation Table

The following Summary Compensation Table sets forth, for the period from September 15, 2009 (inception) through December 31, 2009, the compensation earned by Chief Executive Officer.  No other executive officer had annual compensation in excess of $100,000 during that period.

Name and Principal Position	Year	Salary ($)		Bonus ($)		All other compensation ($)		Total ($)
(a)	(b)	(c)		(d)		(i)		(j)
Jason Kates,	2009 (1)	$—	(2)	$—	(2)	$—	(2)	$—	(2)
Chief Executive Officer

(1).	For the period from September 15, 2009 (inception) through December 31, 2009.

(2).	Mr. Kates was compensated by Argo during 2009. In terms of the Transition Services Agreement between Argo and rVue, Inc. no salary was allocated to rVue, Inc. for Mr. Kates’ services in 2009.

The former CEO of the Registrant received no compensation in either of fiscal 2008 or 2009.

Mr. Kates’ employment arrangement is set forth above under the caption “Employment Agreements and Compensation”.

Options Granted to Named Executives
No awards were granted in 2009.

Outstanding Equity Awards at Fiscal Year-End
No equity awards were outstanding at December 31, 2009.

Equity Incentive Plan
On October 1, 2009, rVue, Inc. adopted its 2009 Equity Incentive Plan.  No awards were granted under this plan and in connection with the closing of the Transaction that plan was terminated and cancelled.

On May 12, 2010, our sole director and majority shareholder adopted the 2010 Equity Incentive Plan (the “2010 Plan”). The purpose of the 2010 Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants, and to promote the long-term success of our business and to link participants’ directly to stockholder interest through increased stock ownership. Under the 2010 Plan, we are authorized to issue Incentive Stock Options intended to qualify under Section 422 of the Code, Non Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Units, Performance Shares, Cash Awards and other Stock Based Awards. The 2010 Plan will be administered by our Board of Directors until such time as such authority has been delegated to a committee of the board of directors. The maximum number of shares of our Common Stock, par value $.001 per share that may be subject to awards under the Plan is 3,750,000 shares.

On the closing date of the Transaction, the following options to purchase shares of our common stock were granted to officers, directors, employees and consultants:

Optionee	Number of Shares	Exercise Price	Vesting	Term

Jason Kates	1,000,000	$0.22	See Note 1.	10 years
Richard Sullivan	375,000	$0.22	See Note 1.	10 years
David Loppert	500,000	$0.20	See Note 1.	10 years

Optionee	Number of Shares	Exercise Price	Vesting	Term
Robert Chimbel	200,000	$0.20	See Note 1.	10 years
Jay Wilson	150,000	$0.20	See Note 2.	10 years
Steven Palasay	100,000	$0.20	See Note 2.	10 years
Dawn Rahicki	75,000	$0.20	See Note 2.	10 years
Roger Bransetter	25,000	$0.20	See Note 2.	10 years
Emmitt Kaericher, III	25,000	$0.20	See Note 2.	10 years
Walter Wilson	25,000	$0.20	See Note 2.	10 years
Maria DeChello	15,000	$0.20	See Note 2.	10 years
Francisco Sanchez	5,000	$0.20	See Note 2.	10 years
Robert Brinson	2,500	$0.20	See Note 2.	10 years
Monica Bloise	2,500	$0.20	See Note 2.	10 years
Nick Sears	2,500	$0.20	See Note 2.	10 years
Harvey Kesner	10,000	$0.20	See Note 1.	10 years
	2,512,500

Note 1.  50% after six months and the balance after 12 months.
Note 2.  25% after six months and the balance ratably over 18 months, commencing in the seventh month.

Except for the options set forth above, pursuant to the terms of the Private Placement, until one year following the closing of the Private Placement, we may not issue options to purchase shares of our common stock at an exercise price below fair market value, without making an anti-dilution adjustment to the investors in the Private Placement.

Other than as disclosed above, the Company has no plans pursuant to which cash or non-cash compensation was paid or distributed during the last fiscal year, or is proposed to be paid or distributed in the future, to the individuals described above.

Director Compensation
rVue Inc. has not had compensation arrangements in place for members of its Board of Directors and has not finalized any plan to compensate directors in the future for their services as Directors.  We anticipate that we will develop a compensation plan for our independent directors in order to attract qualified persons and to retain them. We expect that the compensation arrangements will be comprised of equity awards and cash for reimbursement of expenses only.

Directors' and Officers' Liability Insurance
We are in the process of obtaining directors' and officers' liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions.  Such insurance also insures us against losses which we may incur in indemnifying our officers and directors.  In addition, we have entered into indemnification agreements with key officers and directors and such persons shall also have indemnification rights under applicable laws, and our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws.

The form of Indemnification Agreement is annexed as Exhibit10.5.

Board Independence

We do not believe that any of our directors, other than Robert Chimbel, is an “independent director,” as that term is defined by listing standards of the national exchanges and SEC rules, including the rules relating to the independence standards of an audit committee and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act.

Board Committees

We intend to appoint such persons to the board of directors and committees of the board of directors as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange, although we are not required to comply with such requirements until we elect to seek listing on a national securities exchange. We intend to appoint directors in the future so that a majority of our directors will be independent directors, of which at least one director will qualify as an “audit committee financial expert,” within the meaning of Item 407(d)(5) of Regulation S-K, as promulgated by the SEC. Additionally, on May 13, 2010, the board of directors appointed an audit committee, compensation committee, and nominating and governance committee and adopted charters relative to its audit committee, compensation committee and nominating and governance committee.

Audit Committee

Bob Chimbel is currently the sole member of the Audit Committee. The Audit Committee’s duties are to recommend to our board of directors the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles. The Audit Committee reviews the scope, timing and fees for the annual audit and the results of audit examinations performed by independent public accountants, including their recommendations to improve the system of accounting and internal controls. The Audit Committee oversees the independent auditors, including their independence and objectivity. However, the committee members are not acting as professional accountants or auditors, and their functions are not intended to duplicate or substitute for the activities of management and the independent auditors. The Audit Committee is empowered to retain independent legal counsel and other advisors as it deems necessary or appropriate to assist the Audit Committee in fulfilling its responsibilities, and to approve the fees and other retention terms of the advisors. Our Audit Committee member possesses an understanding of financial statements and generally accepted accounting principles. The Company does not currently have an audit committee financial expert. The Company and its board of directors have yet to identify a suitable candidate to serve as the audit committee financial expert due to the small size of the Company and its limited reporting history, however, the Company intends to appoint an audit committee financial expert as soon as it is practical.

Compensation Committee

Bob Chimbel is currently the sole member of the Compensation Committee. The Compensation Committee has certain duties and powers as described in its charter, including but not limited to periodically reviewing and approving our salary and benefits policies, compensation of executive officers, administering our stock option plans and recommending and approving grants of stock options under such plans.

Nominating and Governance Committee

Bob Chimbel is currently the sole member of the Nominating and Governance Committee. The Nominating and Governance Committee considers and makes recommendations on matters related to the practices, policies and procedures of the board and takes a leadership role in shaping our corporate governance. As part of its duties, the Nominating and Governance Committee assesses the size, structure and composition of the board and its committees, coordinates evaluation of board performance and reviews board compensation. The Nominating and Governance Committee also acts as a screening and nominating committee for candidates considered for election to the board.

Code of Ethics

The board of directors has approved, and we have adopted, a Code of Ethics that applies to all of our directors, officers and employees. We will provide a copy of the Code of Ethics free of charge upon request to any person submitting a written request to our chief executive officer.

Certain Relationships and Related Transactions

There have been no transactions, whether directly or indirectly, between the Company and any of its officers, directors or their family members, that exceeded $120,000.

Item 3.02.	Unregistered Sales of Equity Securities.

Sales by rVue, Inc.

On September 15, 2009, on its formation as a wholly-owned subsidiary of Argo, rVue, Inc. issued 10 million shares of its common stock, par value $.001 per share, to Argo.

Bridge Notes

From March 2, 2010 through April 30, 2010, rVue, Inc. sold an aggregate of $205,000 principal amount of 10% secured promissory notes ("Bridge Notes") in a private placement transaction. The purchasers of Bridge Notes paid an aggregate gross purchase price of $205,000 for such Bridge Notes.  The Bridge Notes are due and payable upon the earlier of September 2, 2010 and the date that rVue Inc., or an affiliate such as the Company, consummate an offering or offerings raising gross proceeds of at least $1 million (a "Subsequent Financing").  The Private Placement resulted in the Bridge Notes becoming due. The Bridge Notes also provide that, upon the consummation of a Subsequent Financing, the holders shall have the right to exchange such Bridge Notes for an amount of securities that could be purchased in such Subsequent Financing for a purchase price equal to the outstanding principal and accrued interest on such Bridge Notes. The private placement was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. The securities sold in the private placement were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

In addition, according to the terms of the Bridge Notes, in the event rVue, Inc. enters into a reverse merger transaction that has a Subsequent Financing in connection therewith, by the terms of such notes, the principal and accrued interest becomes due upon closing of the Subsequent Financing and therefore may be repaid to the holders from the proceeds of the Private Placement. The terms of the Bridge Notes provide that they may be converted, on the same terms and conditions of other investors. In addition, upon closing of the Private Placement we are obligated to issue to each lender, without further consideration, shares of Common Stock equal to 30% of the note principal plus accrued but unpaid interest.

Upon the closing of the Transaction, Bridge Notes in the principal amount of $205,000 (plus accrued interest) converted in the Private Placement and the additional 30% of shares of Common Stock were issued.

Sales by the Company

On January 30, 2009, we issued a split adjusted 36,764,706 shares of our Common Stock to Vladimir Vysochin, our founder and sole director at that time, in consideration for their par value. The securities were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

In May 2009 we issued a split adjusted 5,269,908 shares of our Common Stock to investors in a private placement for $.04 per share. The securities were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

In June 2009 we issued a split adjusted 980,392 shares of our Common Stock to investors in a private placement for $.04 per share. The securities were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

Private Placement of Units

On May 13, 2010, we accepted subscriptions for a total of 32 units in the Private Placement, consisting of an aggregate 4,000,000 shares of our Common Stock, for a per unit purchase price of $25,000. We received gross proceeds of $800,000, which does not include the $205,000 of Bridge Notes that were converted in the Private Placement. The Private Placement was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. The securities sold in the Private Placement were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

Argo Asset Purchase Agreement Consideration

On May 13, 2010, the Company purchased the assets of Argo pursuant to an asset purchase agreement for the consideration of 12,500,000 shares of the Company's Common Stock. All shares of Common Stock of the Company received in the Transaction by Argo are subject to a lock-up agreement with the Company.  The lock-up agreement provides that the holder may not sell or transfer any of their shares for a period of for the earlier of (1) a period of 12 months following the Transaction, and (2) until such time as Paradox Capital Partners LLC has consented to such distribution.

The securities issued to Argo were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

Description of Capital Stock

Authorized Capital Stock

We are authorized to issue 150,000,000 shares of capital stock, of which 140,000,000 are shares of common stock, par value $.001 per share (the “Common Stock”), and 10,000,000 shares of “blank check” preferred stock, par value $.001 per share (the “Preferred Stock”).

Capital Stock Issued and Outstanding

After giving effect to the Transaction, the issuance of 32 units in connection with the Private Placement, the Bridge Note conversions, shares issued to investor relations professionals and the Split-Off, we have issued and outstanding securities on a fully diluted basis:
•	24,898,730 shares of Common Stock
•	no shares of Preferred Stock;
•	no warrants; and
•	Options to purchase 1,137,500 shares of Common Stock at an exercise price of $0.20 per share and options to purchase 1,375,000 shares of Common Stock at an exercise price of $0.22 per share.

Common Stock

The holders of the Common Stock are entitled to one vote per share. In addition, the holders of our Common Stock will be entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of legally available funds; however, the current policy of our Board of Directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of the Common Stock will be entitled to share ratably in all assets that are legally available for distribution. The holders of the Common Stock will have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of the Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our Board of Directors and issued in the future.

Preferred Stock

Our Board of Directors will be authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our Board of Directors, which may include, among others, distinct classes or series, dividend rights, voting rights, liquidation preferences, redemption rights, conversion rights and preemptive rights.

Options

On the Closing date of the Transaction, we granted options to purchase an aggregate of 2,512,500 shares of our Common Stock, pursuant to the 2010 Equity Incentive Plan.  See “Executive Officers and Directors – Equity Incentive Plan.”

Dividend Policy

We have not previously paid any cash dividends on our Common Stock and do not anticipate or contemplate paying dividends on our Common Stock in the foreseeable future.  We currently intend to use all our available funds to develop our business.  We can give no assurances that we will ever have excess funds available to pay dividends.

Registration Rights

Private Placement

We have agreed to file a "resale" registration statement with the Securities and Exchange Commission ("SEC") covering all shares of Common Stock included within the Units sold in the Private Placement as well as any shares underlying the placement agent warrants, if any are issued, on or before the date which is 90 days after the final closing date of the Private Placement or the termination date of the Private Placement, whichever occurs later (the "Filing Deadline"). We will maintain the effectiveness of the "resale" registration statement from the effective date through and until twelve (12) months after the closing date, unless all securities registered under the registration statement have been sold or are otherwise able to be sold pursuant to Rule 144.  We have agreed to use commercially reasonable efforts to have such "resale" registration statement declared effective by the SEC as soon as possible and, in any event, within 180 days after the final closing date of the Private Placement or the Termination Date, whichever occurs later (the "Effectiveness Deadline").  The Termination Date of the Private Placement is defined as the earlier of: (i) June 30, 2010, or such later date, which shall be no later than up to thirty (30) days thereafter, to which the Company, in its sole discretion, may extend the Private Placement; and (ii) such earlier date as of which the Company terminates the Private Placement in its sole discretion.

The Company is obligated to pay to investors in the Private Placement a fee of 1% per month of the investors' investment, payable in cash, up to a maximum of 10%, for each month: (i) in excess of the Filing Deadline that the registration statement has not been filed; and (ii) in excess of the Effectiveness Deadline that the registration statement has not been declared effective; provided, however, that the Company shall not be obligated to pay any such liquidated damages if the Company is unable to fulfill its registration obligations as a result of rules, regulations, positions or releases issued or actions taken by the SEC pursuant to its authority with respect to "Rule 415", provided the Company registers at such time the maximum number of shares of Common Stock permissible upon consultation with the staff of the SEC.

Shares Received by Argo in the Transaction

In the event that Argo or any subsequent individuals or entities to whom such shares are distributed, desire to sell or dispose of such shares for a period of 1 year, such person must provide the Company with at least 10 days prior written notice of such intention, during which time the Company or its designees will have the right to direct such sales be made in one of more transactions through brokers or dealers who will endeavor to sell such shares in block transactions or other orderly fashion, such as in an underwritten or other offering.]

The description of registration rights is qualified in its entirety by reference to the Form of Registration Rights Agreement annexed as Exhibit 10.2.

Lock-up Agreements

All shares of Common Stock of the Company received in the Transaction by Argo, and any shares received by Jason Kates, Richard Sullivan and David Loppert after the closing of the Transaction, will be subject to a lock-up agreement with the Company.  The lock-up agreement will provide that the holder may not sell or transfer any of their shares for a period of for the earlier of (1) a period of 12 months following the Transaction, and (2) until such time as Paradox Capital Partners has consented to such distribution and the filing of a registration statement in connection therewith.

The description of lock-up is qualified in its entirety by reference to the Form of Lock-Up Agreement annexed as Exhibit 10.3.

Future Stock Issuances

During the period from the date of the closing date until the earlier of (x) twelve (12) months following the closing date or (y) the date that the "resale" registration statement covering the shares of Common Stock included within the Units sold in the Private Placement is declared effective by the SEC (the "Adjustment Period"), in the event the Company issues or grants any shares of Common Stock or any warrants or other convertible securities pursuant to which shares of Common Stock may be acquired at a per share price (a "Lower Price") less than $0.20 (subject to certain customary exceptions, including where shares are issued in connection with employment arrangements or business combinations in which a portion of the consideration may be payable in shares or convertible securities with a business in substantially the same line of business as the Company), then the Company shall promptly issue additional shares of Common Stock ("Ratchet Shares") to the investors in the Private Placement in an amount sufficient that the subscription price paid by such investors in the Private Placement, when divided by the total number of shares of Common Stock issued to such investor (shares included in the purchased Units plus any Ratchet Shares issuable or previously issued under this provision), will result in an effective price paid by the investor per share of Common Stock equal to such Lower Price (this is intended to be a "full ratchet" adjustment). For example, if an investor purchases one Unit in the Private Placement (125,000 shares of Common Stock) for a purchase price of $25,000 (equals $0.20 per share) and then the Company issues additional shares of Common Stock at $0.10 per share during the Adjustment Period, the Company will issue an additional 125,000 shares of Common Stock to such investor ($25,000/250,000 shares = $0.10 per share).

Indemnification of Directors and Officers.

Nevada Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

Our Amended and Restated Bylaws include an indemnification provision under which we have the power to indemnify our directors, officers, former directors and officers, or any person who serves or served at our request for our benefit as a director or officer of another corporation or our representative in a partnership, joint venture, trust, or other enterprise (including heirs and personal representatives) against all expenses, liability, and loss actually and reasonably incurred, including an amount paid to settle an action or satisfy a judgment to which the director or officer is made a party by reason of being or having been a director, officer, or representative of ours or any of our subsidiaries before the Transaction.

We also have director and officer indemnification agreements with each of our executive officers and directors that provide, among other things, for the indemnification to the fullest extent permitted or required by Nevada law, provided that such indemnitee shall not be entitled to indemnification in connection with any “claim” (as such term is defined in the agreement) initiated by the indemnitee against us or our directors or officers unless we join or consent to the initiation of such claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.

Any repeal or modification of these provisions approved by our stockholders shall be prospective only, and shall not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the NRS would permit indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Limitation of Liability of Directors

Our Amended and Restated Articles of Incorporation provide a limitation of liability such that no director or officer shall be personally liable to us or any of our stockholders for damages for breach of fiduciary duty as a director or officer, involving any act or omission of any such director or officer, provided there was no intentional misconduct, fraud or a knowing violation of the law, or payment of dividends in violation of NRS Section 78.300.

Trading Information

Our Common Stock is currently approved for quotation on the OTC Bulletin Board maintained by the Financial Industry Regulatory Authority, Inc. (FINRA) under the symbol RVUE.OB.

The transfer agent for our common stock is Holladay Stock Transfer, Inc.

Item 5.01.	Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2010 Mark Tolstoi was appointed our Secretary. Mr. Tolstoi is a business and commercial attorney with offices in Roseland, New Jersey. Mr. Tolstoi does not own any securities of the Company. Mr. Tolstoi resigned from all positions with the Company on May 13, 2010 effective upon the closing of the Transaction. Mr. Tolstoi has performed certain legal services for the Company.

On May 13, 2010, Vladimir Vysochin, our sole director, Chief Executive Officer, Chief Financial Officer and Treasurer resigned, effective upon the closing of the Transaction and the following officers and directors were appointed:

Name	Age	Position

Jason Kates	49	President, Chief Executive Officer and Director
Richard Sullivan	70	Chairman of Board of Directors
David Loppert	55	Chief Financial Officer, Secretary and Treasurer
Dawn Rahicki	47	Senior Vice President, Chief Marketing Officer
Jay Wilson	30	Senior Vice President, Chief Technology Officer
Robert Chimbel	56	Director

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 29, 2010, our Board of Directors approved the amendment and restatement of our Articles of Incorporation in order to, among other things, change our name from “Rivulet International, Inc.” to “Rvue Holdings, Inc.,” increased the number of authorized shares of capital stock to 150,000,000 from 75,000,000, and authorize a class of “blank check” preferred stock. On March 29, 2010, stockholders representing the requisite number of votes necessary to approve the adoption of our Amended and Restated Articles of Incorporation took action via written consent, approving the Amended and Restated Articles of Incorporation. On March 29, 2010, we filed our Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada.

On May 13, 2010, our Board of Directors approved our Amended and Restated Bylaws.

On May 13, 2010 our Board of Directors approved a change in our fiscal year from January 31 to December 31, the fiscal year-end of rVue, Inc., effective May 13, 2010 and therefore there is no transition period in connection with the changed fiscal year-end.  Our 2010 fiscal year will end on December 31, 2010.

Item 5.06.	Change in Shell Company Status.

As a result of the consummation of the Transaction described in Item 2.01 of this Current Report on Form 8-K, we believe that we are no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 7.01.	Regulation FD Disclosure.

Information provided to prospective investors in the Private Placement is attached hereto as Exhibit 99.4. The information included in such exhibit is being furnished pursuant to Item 7.01 and shall not be deemed ‘‘filed’’ for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(a)
Financial Statements of Business Acquired.  In accordance with Item 9.01(a), (i) rVue, Inc’s audited financial statements as of December 31, 2009 and for the period from September 15, 2009 (inception) through December 31, 2009, and (ii) rVue, Inc’s unaudited financial statements as of and for the three month period ended March 31, 1010, are filed in this Current Report on Form 8-K as Exhibit 99.1 and Exhibit 99.2, respectively.

(b)	Pro Forma Financial Information. In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.3.

(d)	Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of May 13, 2010, by and between Argo Digital Solutions, Inc., Rvue, Inc. and Rvue Holdings Inc.
3.1	Amended and Restated Articles of Incorporation (Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Commission on April 21, 2010)
3.2	Amended and Restated Bylaws
10.1	Form of Subscription Agreement
10.2	Form of Registration Rights Agreement
10.3	Form of Lockup Agreement
10.4	Placement Agent Agreement, dated May 1, 2010, between Rvue, Inc. and RAMPartners SA
10.5	Form of Directors and Officers Indemnification Agreement
10.6	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations dated as of May 13, 2010, by and between Rvue Holdings, Inc. and Rivulet International Holdings, Inc.
10.7	Stock Purchase Agreement dated as of May 13, 2010, by and between Rvue Holdings, Inc., and the Buyers listed therein
10.8	Employment Agreement between the Company and Jason M. Kates
10.9	Employment Agreement between the Company and David A. Loppert
10.10	Rvue Holdings, Inc. 2010 Equity Incentive Plan
10.11	Form of Incentive Stock Option Grant
10.12	Form of Non-Qualified Stock Option Grant
10.13	Rvue Holdings, Inc. Audit Committee Charter
10.14	Rvue Holdings, Inc. Compensation Committee Charter
10.15	Rvue Holdings, Inc. Nominating Committee Charter
21	List of Subsidiaries
99.1	Rvue, Inc. audited financial statements as of December 31, 2009 and for the period from September 15, 2009 (inception) to December 31, 2009
99.2	Rvue, Inc. unaudited financial statements as of and for the three months ended March 31, 2010
99.3
Rvue, Inc. pro forma unaudited combined financial statements as of March 31, 2010 and for the period from September 15, 2009 (inception) through December 31, 2009, and for the three month period ended March 31, 2010

99.4	rVue power point presentation, dated April 17, 2010

INDEX TO FINANCIAL STATEMENTS
AND PRO FORMA FINANCIAL INFORMATION
PAGE
Exhibit 99.1 - December 31, 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-1
FINANCIAL STATEMENTS
Balance Sheet	F-2
Statement of Operations	F-3
Statement of Changes in Stockholder’s Equity	F-4
Statement of Cash Flows	F-5
Notes to Financial Statements	F-6-18

Exhibit 99.2 - March 31, 2010 (Unaudited)
FINANCIAL STATEMENTS
Balance Sheet	F-19
Statement of Operations	F-20
Statement of Changes in Stockholder’s Equity	F-21
Statement of Cash Flows	F-22
Notes to Financial Statements	F-23-29

Exhibit 99.3 Pro Forma Financial Statements
Pro Forma Combined Balance Sheet – March 31, 2010	F-30
Pro Forma Combined Statement of Operations for the period from September 15, 2009 (inception ) through December 31, 2009	F-31
Pro Forma Combined Statement of Operations for the three month period ended March 31, 2010	F-32
Significant notes and assumptions to Pro Forma Financial Statements	F-33

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RVUE HOLDINGS, INC.

Dated: May 19, 2010	By:	/s/ Jason M. Kates
Jason M. Kates,
Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of May 13, 2010, by and between Argo Digital Solutions, Inc., Rvue, Inc. and Rvue Holdings Inc.
3.1	Amended and Restated Articles of Incorporation (Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Commission on April 21, 2010)
3.2	Amended and Restated Bylaws
10.1	Form of Subscription Agreement
10.2	Form of Registration Rights Agreement
10.3	Form of Lockup Agreement
10.4	Placement Agent Agreement, dated May 1, 2010, between Rvue, Inc. and RAMPartners SA
10.5	Form of Directors and Officers Indemnification Agreement
10.6	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations dated as of May 13, 2010, by and between Rvue Holdings, Inc. and Rivulet International Holdings, Inc.
10.7	Stock Purchase Agreement dated as of May 13, 2010, by and between Rvue Holdings, Inc., and the Buyers listed therein
10.8	Employment Agreement between the Company and Jason M. Kates
10.9	Employment Agreement between the Company and David A. Loppert
10.10	Rvue Holdings, Inc. 2010 Equity Incentive Plan
10.11	Form of Incentive Stock Option Grant
10.12	Form of Non-Qualified Stock Option Grant
10.13	Rvue Holdings, Inc. Audit Committee Charter
10.14	Rvue Holdings, Inc. Compensation Committee Charter
10.15	Rvue Holdings, Inc. Nominating Committee Charter
21	List of Subsidiaries
99.1	Rvue, Inc. audited financial statements as of December 31, 2009 and for the period from September 15, 2009 (inception) to December 31, 2009
99.2	Rvue, Inc. unaudited financial statements as of and for the three months ended March 31, 2010
99.3
Rvue, Inc. pro forma unaudited combined financial statements as of March 31, 2010 and for the period from September 15, 2009 (inception) through December 31, 2009, and for the three month period ended March 31, 2010

99.4	rVue power point presentation, dated April 17, 2010

INDEX TO FINANCIAL STATEMENTS
AND PRO FORMA FINANCIAL INFORMATION

PAGE
Exhibit 99.1 - December 31, 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-1
FINANCIAL STATEMENTS
Balance Sheet	F-2
Statement of Operations	F-3
Statement of Changes in Stockholder’s Equity	F-4
Statement of Cash Flows	F-5
Notes to Financial Statements	F-6-18

Exhibit 99.2 - March 31, 2010 (Unaudited)
FINANCIAL STATEMENTS
Balance Sheet	F-19
Statement of Operations	F-20
Statement of Changes in Stockholder’s Equity	F-21
Statement of Cash Flows	F-22
Notes to Financial Statements	F-23-29

Exhibit 99.3 Pro Forma Financial Statements (Unaudited)
Pro Forma Combined Balance Sheet – March 31, 2010	F-30
Pro Forma Combined Statement of Operations for the period from September 15, 2009 (inception ) through December 31, 2009	F-31
Pro Forma Combined Statement of Operations for the three month period ended March 31, 2010	F-32
Significant notes and assumptions to Pro Forma Financial Statements	F-33